RESTATED ARTICLES OF INCORPORATION
                                       OF
                          SIGNAL APPAREL COMPANY, INC.
                      (formerly Wayne-Gossard Corporation)

     FIRST: The name of the Corporation is Signal Apparel Company, Inc.

     SECOND: The address of the registered office of the Corporation in the State of Indiana is 1 North Capitol Avenue in Indianapolis, Indiana 46204. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Business Corporation Law of the State of Indiana.

     FOURTH: The total number of shares of capital stock of all classifications which the Corporation shall have authority to issue is Eighty-One Million Six Hundred Thousand (81,600,000) shares, divided into two classes, as follows:
Eighty Million (80,000,000) shares of Common Stock having a par value of $.01 per share, One Million Six Hundred Thousand (1,600,000) shares of Preferred Stock having no par value.

     A. Authorization and unissued shares of the Common Stock may be issued from time to time as additional shares of the Common Stock outstanding at the date of these Restated Articles or, as provided in Division B, shares of Common Stock or Preferred Stock may be issued in one or more additional series, all for such consideration as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects.

     B. Authority is hereby expressly granted to the Board of Directors by the affirmative vote of 75% of the Directors from time to time to create additional series of Common Stock and Preferred Stock and, in connection with the creation of each such series, to fix by the resolution or resolutions providing for the issuance of shares thereof, the number of shares of such series, and the designations, powers, preferences and rights and the qualifications, limitations or restrictions thereof.

     FIFTH: The business and affairs of the Corporation shall be managed by the Board of Directors consisting of not less than 5 nor more than 10 persons. The exact number of Directors within the limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. The Directors need not be elected by ballot unless required by the Bylaws of the Corporation.

     Subject to the rights of the holders of any series of Preferred Stock then outstanding to elect directors pursuant to any resolution adopted by the Board of Directors pursuant to the authority granted thereby, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, and any director so chosen shall hold office for a term expiring at the next annual meeting of stockholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Meetings of the Board of Directors may be conducted through the use of any means of communication by which all the Directors participating may simultaneously hear each other during the meeting, including telephone conference calls. A director participating in a meeting by such means is deemed to be present in person at the meeting.

     Whenever these Restated Articles require the affirmative vote 75% of the members of the Board of Directors to take any action, if 75% of the number of members of the Board of Directors is not a whole number, then the number of votes required shall be determined in accordance with the following sentence. If 75% of the number of members of the Board of Directors is greater than a whole number but less than such whole number plus .5, then the number of votes required shall be such whole number. If 75% of the number of members of the Board of Directors is greater than or equal to .5 plus such whole number, then the number of affirmative votes required shall be the next higher whole number.

     SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Indiana, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation by majority vote.

     SEVENTH: Special Meetings of stockholders of the Corporation may be called upon not less than 10 nor more than 60 days' written notice by the Board of Directors pursuant to a resolution approved by 75% of the entire Board of Directors.

     EIGHTH: Indemnification and Insurance.

     (a) Right to Indemnification. Each person who was or is made a party or threatened to be made a party to or was or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Indiana Business Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxed or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that, if the Indiana Business Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of any undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this
Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Indiana Business Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Indiana Business Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (c) Non-Exclusivity of Rights. The right to indemnification and the right to the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Articles, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

     (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Indiana Business Corporation Law.

ANNEX 1


         CERTIFICATE OF THE VOTING POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, AND
              QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF,

                                     OF THE

                            SERIES A PREFERRED STOCK

                                       OF

                          SIGNAL APPAREL COMPANY, INC.



                      [Pursuant to Section 23-1-25-2 of the
                Business Corporation Law of the State of Indiana]


     RESOLVED that, pursuant to authority conferred upon the Board of Directors by the Restated Articles of Incorporation, the Board of Directors hereby provides for the issuance of a series of Non-Convertible Preferred Stock of the Corporation to consist of 400 shares, and hereby fixes the voting powers, designations, references and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, in addition to those set forth in the Certificate of Incorporation, as follows:

                                    SECTION 1

                              DESIGNATION AND RANK

     1.1.   DESIGNATION.   This  certificate   authorizes  a  single  Series  of
Non-Convertible Preferred Stock designated "SERIES A PREFERRED STOCK" (hereinafter called the "SERIES A PREFERRED"). The number of authorized shares constituting the Series A Preferred is 400. Shares of the Series A Preferred shall be issued at a stated value of $100,000.00 per share (the "STATED VALUE"). The number of authorized shares of the Series A Preferred shall not be increased.

     1.2. RANK. With respect to the payment of dividends and other distributions with respect to the capital stock of the Corporation, including the distribution of the assets of the Corporation upon liquidation, the Series A Preferred shall be senior to all other series and classes of preferred stock of the Corporation, whether such series and classes are now existing or are created in the future, and shall be senior to all other series and classes of capital stock of the Corporation, whether such series and classes are now existing or are created in the future.


                                    SECTION 2

                                 DIVIDEND RIGHTS

     2.1. DIVIDEND RATE. From the date of issuance, dividends shall accrue on each share of Series A Preferred at an annual rate equal to fifteen percent (15%) multiplied by the Stated Value, compounded quarterly. The annual rate at which such dividends shall accrue is hereinafter referred to as the "DIVIDEND RATE."

     2.2. ACCRUAL AND PAYMENT. Dividends on each share of Series A Preferred shall be payable in cash, shall be cumulative and compounded quarterly and shall accrue from the date of original issuance of such share, whether or not declared by the Board of Directors or a committee thereof, and except as otherwise provided herein, dividends on the Series A Preferred shall be payable, when and as declared by the Board of Directors or a committee thereof, on December 31, March 31, June 30 and September 30 (or, if such day is not a Business Day, on the next Business Day thereafter) of each year, commencing on September 30, 1993 (each such date being hereinafter referred to as a "DIVIDEND PAYMENT DATE"), to holders of record as they appear on the books of the Corporation on such record date, not exceeding 60 days preceding the relevant Dividend Payment Date, as may be determined by the Board of Directors or a committee thereof in advance of the payment of the particular dividend. Dividends shall be paid on each Dividend Payment Date with respect to the quarterly period ending on such Dividend Payment Date. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 60 days preceding the payment date thereof, as may be fixed by the Board of Directors or a committee thereof. Dividends payable on the Series A Preferred for any period less than a full quarterly period shall be computed at the Dividend Rate per annum based on a 360-day year of twelve 30-day months. "BUSINESS DAY" shall mean any day excluding Saturday, Sunday and any day which shall be, in the State of New York, a legal holiday or a day on which banking institutions are authorized by law to close. In the event that the Corporation fails to declare and pay full quarterly dividends on any given Dividend Payment Date, such dividends shall be compounded as follows: additional dividends, in an amount equal to the accrued and unpaid dividends on such share of Series A Preferred multiplied by the Dividend Rate, shall accrue with respect to each share of Series A Preferred until all accrued and unpaid dividends shall have been paid. Any reference herein to accrued dividends shall include the additional dividends payable with respect to the Series A Preferred pursuant to the preceding sentence.

     2.3. DIVIDENDS OR DISTRIBUTIONS TO JUNIOR STOCK. So long as any shares of Series A Preferred are outstanding, no dividend or distribution shall be declared or paid or set aside for payment on the common stock of the Corporation or on any other stock of the Corporation ranking junior to the Series A Preferred as to dividends, nor shall any common stock or any other stock of the Corporation ranking junior to the Series A Preferred be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for shares of common stock or other stock of the Corporation ranking junior to the Series A Preferred as to dividends) unless, in each case, full cumulative dividends on all outstanding shares of the Series A Preferred shall have been declared and paid through and including the most recent Dividend Payment Date.

                                    SECTION 3

                               LIQUIDATION RIGHTS

     3.1. PREFERENCES OF SERIES A SHARES ON WINDING-UP OF THE CORPORATION. In the event of any voluntary or involuntary liquidation, dissolution, winding-up of affairs of the Corporation or other similar event, before any distribution is made upon any class of stock of the Corporation ranking junior to the Series A Preferred, the holders of shares of Series A Preferred shall be entitled to be paid, out of the assets of the Corporation available for distribution to its shareholders, an amount per share equal to the Stated Value, plus all accrued and unpaid dividends (the Stated Value plus such accrued and unpaid dividends constituting the "LIQUIDATED VALUE"). Neither the consolidation nor merger of the Corporation with or into any other corporation or corporations, nor the sale or lease of all or substantially all of the assets of the Corporation, shall itself be deemed to be a liquidation, dissolution or winding-up of the affairs of the Corporation within the meaning of any of the provisions of this Section 3.

     3.2. PRO RATA DISTRIBUTION. If, upon distribution of the Corporation's assets in liquidation, dissolution, winding-up or other similar event, the net assets of the corporation to be distributed among the holders of shares of Series A Preferred and any other class or series of stock of the Corporation ranking on a parity with the Series A Preferred as to distributions upon liquidation are insufficient to permit payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation shall be distributed among the holders of shares of Series A Preferred and such other class or series of stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Board of Directors), or both, at the election of the Board of Directors.

     3.3. PRIORITY. All of the preferential amounts to be paid to the holders of the Series A Preferred and the holders of any other class or series of stock of the Corporation ranking on a parity with the Series A Preferred as to distributions upon liquidation shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the common stock of the Corporation and any other class or series of stock of the Corporation which is junior to the Series A Preferred as to distributions upon liquidation.

                                    SECTION 4

                                  VOTING RIGHTS

     4.1. GENERAL. The holders of shares of Series A Preferred shall have only such voting rights as are expressly set forth herein or otherwise provided by law.

     4.2. CONSENT FOR CERTAIN ACTIONS. So long as any of the shares of the Series A Preferred are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Restated Articles of Incorporation, and in addition to any other vote required by law, without the prior consent of the holders of two-thirds (2/3) of the outstanding shares of Series A Preferred, given in person or by proxy, either in writing or at a special meeting called for that purpose, neither the Corporation nor any of the Corporation's direct or indirect subsidiaries shall take any of the following actions:

          (a) the amendment or repeal of any provision of, or the addition of any provision to, the Restated Articles of Incorporation or By-Laws of the Corporation if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred;

          (b) the reclassification of any common stock into shares having any preference or priority as to dividends or the distribution of assets upon liquidation superior to or on a parity with any such preference or priority of the Series A Preferred;

          (c) the application of any of its assets (in excess of one percent (1%) of its net worth on an annual basis) to the redemption, retirement, purchase or other acquisition directly or indirectly, through subsidiaries or otherwise, of any shares of common stock, except for purchases of the Corporation's Common Stock on the open market or purchases from employees of the Corporation upon termination of employment or pursuant to any rights of first refusal held by the Corporation; or

          (d) the creation, authorization or issuance, directly or indirectly, of any equity security having any preference or priority as to dividends or the distribution of assets upon liquidation superior to any such preference or priority of the Series A Preferred.

The holders of the Series A Preferred shall be entitled to notice of any meeting of the stockholders of the Corporation.


                                    SECTION 5

                                  MISCELLANEOUS

     5.1. HEADING OF SUBDIVISIONS. The headings of the various Sections and subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     5.2. SEVERABILITY OF PROVISIONS. If any right, preference or limitation of the Series A Preferred set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

         CERTIFICATE OF THE VOTING POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, AND
              QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF,

                                     OF THE

                            SERIES B PREFERRED STOCK

                                       OF

                          SIGNAL APPAREL COMPANY, INC.



                      [Pursuant to Section 23-1-25-2 of the
                Business Corporation Law of the State of Indiana]



     RESOLVED that, pursuant to authority conferred upon the Board of Directors by the Restated Articles of Incorporation, the Board of Directors hereby provides for the issuance of a series of Junior Non-Convertible Preferred Stock of the Corporation to consist of 250 shares, and hereby fixes the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such class, as follows:


                                    SECTION 1

                              DESIGNATION AND RANK

     1.1.   DESIGNATION.   This  certificate   authorizes  a  single  Series  of
Non-Convertible Preferred Stock designated "SERIES B PREFERRED STOCK" (hereinafter called the "SERIES B PREFERRED"). The number of authorized shares constituting the Series B Preferred is 250. Shares of the Series B Preferred shall be issued at a stated value of $100,000.00 per share (the "STATED VALUE"). The number of authorized shares of the Series B Preferred shall not be increased.

     1.2. RANK. With respect to the payment of dividends and other distributions with respect to the capital stock of the Corporation, including the distribution of the assets of the Corporation upon liquidation, the Series B Preferred shall be junior to the Company's Series A Preferred Stock, but senior to all other series and classes of preferred stock of the Corporation, whether such series and classes are now existing or are created in the future, and shall be senior to all other series and classes of capital stock of the Corporation, whether such series and classes are now existing or are created in the future.


                                    SECTION 2

                                 DIVIDEND RIGHTS

     2.1. DIVIDEND RATE. From the date of issuance dividends shall accrue on each share of Series B Preferred at an annual rate equal to twelve and one-half percent (12.5%) multiplied by the Stated Value, compounded quarterly. The annual rate at which such dividends shall accrue is hereinafter referred to as the "DIVIDEND RATE."

     2.2. ACCRUAL AND PAYMENT. Dividends on each share of Series B Preferred shall be payable in cash, shall be cumulative, compounded quarterly and shall accrue from the date of original issuance of such share, whether or not declared by the Board of Directors or a committee thereof, and except as otherwise provided herein, dividends on the Series B Preferred shall be payable, when and as declared by the Board of Directors or a committee thereof, on December 31, March 31, June 30 and September 30 (or, if such day is not a Business Day, on the next Business Day thereafter) of each year, commencing on September 30, 1993 (each such date being hereinafter referred to as A "DIVIDEND PAYMENT DATE"), to holders of record as they appear on the books of the Corporation on such record date, not exceeding 60 days preceding the relevant Dividend Payment Date, as may be determined by the Board of Directors or a committee thereof in advance of the payment of the particular dividend. Dividends shall be paid on each Dividend Payment Date with respect to the quarterly period ending on such Dividend Payment Date. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 60 days preceding the payment date thereof, as may be fixed by the Board of Directors or a committee thereof. Dividends payable on the Series B Preferred for any period less than a full quarterly period shall be computed at the Dividend Rate per annum based on a 360-day year of twelve 30-day months. "BUSINESS DAY" shall mean any day excluding Saturday, Sunday and any day which shall be, in the State of New York, a legal holiday or a day on which banking institutions are authorized by law to close. In the event that the Corporation fails to declare and pay full quarterly dividends on any given Dividend Payment Date, such dividends shall be compounded quarterly, as follows: additional dividends, in an amount equal to the accrued and unpaid dividends on such share of Series B Preferred multiplied by the Dividend Rate, shall accrue with respect to each share of Series B Preferred until all accrued and unpaid dividends shall have been paid. Any reference herein to accrued dividends shall include the additional dividends payable with respect to the Series B Preferred pursuant to the preceding sentence.

     2.3. DIVIDENDS OR DISTRIBUTIONS TO JUNIOR STOCK. So long as any shares of Series B Preferred are outstanding, no dividend or distribution shall be declared or paid or set aside for payment on the common stock of the Corporation or on any other stock of the Corporation ranking junior to the Series B Preferred as to dividends, nor shall any common stock or any other stock of the Corporation ranking junior to the Series B Preferred be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for shares of common stock or other stock of the Corporation ranking junior to the Series B Preferred as to dividends) unless, in each case, full cumulative dividends on all outstanding shares of the Series B Preferred shall have been declared and paid through and including the most recent Dividend Payment Date.


                                    SECTION 3

                               LIQUIDATION RIGHTS

     3.1. PREFERENCES OF SERIES B SHARES ON WINDING-UP OF THE CORPORATION. In the event of any voluntary or involuntary liquidation, dissolution, winding-up of affairs of the Corporation or other similar event, before any distribution is made upon any class of stock of the Corporation ranking junior to the Series B Preferred, the holders of shares of Series B Preferred shall be entitled to be paid, out of the assets of the Corporation available for distribution to its shareholders, an amount per share equal to the Stated Value, plus all accrued and unpaid dividends (the Stated Value plus such accrued and unpaid dividends constituting the "LIQUIDATION VALUE"). Neither the consolidation nor merger of the Corporation with or into any other corporation or corporations, nor the sale or lease of all or substantially all of the assets of the Corporation, shall itself be deemed to be a liquidation, dissolution or winding-up of the affairs of the Corporation within the meaning of any of the provisions of this Section 3.

     3.2. PRO RATA DISTRIBUTION. If, upon distribution of the Corporation's assets in liquidation, dissolution, winding-up or other similar event, the net assets of the Corporation to be distributed among the holders of shares of Series B Preferred and any other class or series of stock of the Corporation ranking on a parity with the Series B Preferred as to distributions upon liquidation are insufficient to permit payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after all required distributions have been made to holders of shares of Series A Preferred Stock and of any other class or series of Stock of the Corporation ranking senior to the Series B Preferred Stock shall be distributed among the holders of shares of Series B Preferred and any other class or series of stock ranking on a parity with the Series B Preferred Stock ratably, in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Board of Directors), or both, at the election of the Board of Directors.

     3.3. PRIORITY. All of the preferential amounts to be paid to the holders of the Series B Preferred and the holders of any other class or series of stock of the Corporation ranking on a parity with the Series B Preferred as to distributions upon liquidation shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the common stock of the Corporation and any other class or series of stock of the Corporation which is junior to the Series B Preferred as to distributions upon liquidation.


                                    SECTION 4

                                  VOTING RIGHTS

     4.1. GENERAL. The holders of shares of Series B Preferred shall have only such voting rights as are expressly set forth herein or otherwise provided by law.

     4.2. CONSENT FOR CERTAIN ACTIONS. So long as any of the shares of the Series B Preferred are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Restated Articles of Incorporation, and in addition to any other vote required by law, without the prior consent of the holders of two-thirds (2/3) of the outstanding shares of Series B Preferred, given in person or by proxy, either in writing or at a special meeting called for that purpose, neither the Corporation nor any of the Corporation's direct or indirect subsidiaries shall take any of the following actions:

          (a) the amendment or repeal of any provision of, or the addition of any provision to, the Restated Articles of Incorporation or By-Laws of the Corporation if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred;

          (b) the reclassification of any common stock into shares having any preference or priority as to dividends or the distribution of assets upon liquidation superior to or on a parity with any such preference or priority of the Series B Preferred;

          (c) the application of any of its assets (in excess of one percent (1%) of its net worth on an annual basis) to the redemption, retirement, purchase or other acquisition directly or indirectly, through subsidiaries or otherwise, of any shares of common stock, except for purchase of the Corporation's Common Stock on the open market or purchases from employees of the Corporation upon termination of employment or pursuant to any rights of first refusal held by the Corporation; or

          (d) the creation, authorization of issuance, directly or indirectly, of any equity security having any preference or priority as to dividends or the distribution of assets upon liquidation superior to any such preference or priority of the Series B Preferred, other than any such creation, authorization or issuance of shares of the Company's Series A Preferred.

The holders of Series B Preferred shall be entitled to notice of any meeting of the stockholders of the Corporation.


                                    SECTION 5

                                  MISCELLANEOUS

     5.1. HEADINGS OF SUBDIVISIONS. The headings of the various Sections and subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     5.2. SEVERABILITY OF PROVISIONS. If any right, preference or limitation of the Series B Preferred set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

                                     ANNEX 3

             VOTING POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE,
              PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, AND QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF,

                                     OF THE

                            SERIES C PREFERRED STOCK

                                       OF

                          SIGNAL APPAREL COMPANY, INC.



                                    SECTION 1

                              DESIGNATION AND RANK

     1.1. DESIGNATION. The number of authorized shares constituting the "Series C Preferred Stock" (hereinafter called the "SERIES C PREFERRED") is 1,000. Shares of the Series C Preferred shall be issued at a stated value of $100,000.00 per share (the "STATED VALUE"). The number of authorized shares of the Series C Preferred may be increased by the affirmative vote of 75% of the Board of Directors.

     1.2. RANK. With respect to the payment of dividends and other distributions with respect to the capital stock of the Corporation, including the distribution of the assets of the Corporation upon liquidation, the Series C Preferred shall be junior to the Corporation's Series A Preferred Stock and the Corporation's Series B Preferred Stock, but senior to all other series and classes of preferred stock of the Corporation, whether such series and classes are now existing or are created in the future, and shall be senior to all other series and classes of capital stock of the Corporation, whether such series and classes are now existing or are created in the future.


                                    SECTION 2

                                 DIVIDEND RIGHTS

     2.1. DIVIDEND RATE. From the date of issuance dividends shall accrue on each share of Series C Preferred at an annual rate equal to twelve and one-half percent (12.5%) multiplied by the Stated Value, compounded quarterly. The annual rate at which such dividends shall accrue is hereinafter referred to as the "DIVIDEND RATE."

     2.2. ACCRUAL AND PAYMENT. Dividends on each share of Series C Preferred shall be payable in cash, shall be cumulative, compounded quarterly and shall accrue from the date of original issuance of such share, whether or not declared by the Board of Directors or a committee thereof, and except as otherwise provided herein, dividends on the Series C Preferred shall be payable, when and as declared by the Board of Directors or a committee thereof, on December 31, March 31, June 30 and September 30 (or, if such day is not a Business Day, on the next Business Day thereafter) of each year, commencing on June 30, 1994 (each such date being hereinafter referred to as a "DIVIDEND PAYMENT DATE"), to holders of record as they appear on the books of the Corporation on such record date, not exceeding 60 days preceding the relevant Dividend Payment Date, as may be determined by the Board of Directors or a committee thereof in advance of the payment of the particular dividend. Dividends shall be paid on each Dividend Payment Date with respect to the quarterly period ending on such Dividend Payment Date. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 60 days preceding the payment date thereof, as may be fixed by the Board of Directors or a committee thereof. Dividends payable on the Series C Preferred for any period less than a full quarterly period shall be computed at the Dividend Rate per annum based on a 360-day year of twelve 30-day months. "BUSINESS DAY" shall mean any day excluding Saturday, Sunday and any day which shall be, in the State of New York, a legal holiday or a day on which banking institutions are authorized by law to close. In the event that the Corporation fails to declare and pay full quarterly dividends on any given Dividend Payment Date, such dividends shall be compounded quarterly, as follows: additional dividends, in an amount equal to the accrued and unpaid dividends on such share of Series C Preferred multiplied by the Dividend Rate, shall accrue with respect to each share of Series C Preferred until all accrued and unpaid dividends shall have been paid. Any reference herein to accrued dividends shall include the additional dividends payable with respect to the Series C Preferred pursuant to the preceding sentence.

     2.3. DIVIDENDS OR DISTRIBUTIONS TO JUNIOR STOCK. So long as any shares of Series C Preferred are outstanding, no dividend or distribution shall be declared or paid or set aside for payment on the common stock of the Corporation or on any other stock of the Corporation ranking junior to the Series C Preferred as to dividends, nor shall any Common Stock or any other stock of the Corporation ranking junior to the Series C Preferred be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for shares of common stock or other stock of the Corporation ranking junior to the Series C

Preferred as to dividends) unless, in each case, full cumulative dividends on all outstanding shares of the Series C Preferred shall have been declared and paid through and including the most recent Dividend Payment Date.


                                    SECTION 3

                               LIQUIDATION RIGHTS

     3.1. PREFERENCES OF SERIES C SHARES ON WINDING-UP OF THE CORPORATION. In the event of any voluntary or involuntary liquidation, dissolution, winding-up of affairs of the Corporation or other similar event, before any distribution is made upon any class of stock of the Corporation ranking junior to the Series C Preferred, the holders of shares of Series C Preferred shall be entitled to be paid, out of the assets of the Corporation available for distribution to its shareholders, an amount per share equal to the Stated Value, plus all accrued and unpaid dividends (the Stated Value plus such accrued and unpaid dividends constituting the "LIQUIDATION VALUE"). Neither the consolidation nor merger of the Corporation with or into any other corporation or corporations, nor the sale or lease of all or substantially all of the assets of the Corporation, shall itself be deemed to be a liquidation, dissolution or winding-up of the affairs of the Corporation within the meaning of any of the provisions of this Section 3.

     3.2. PRO RATA DISTRIBUTION. If, upon distribution of the Corporation's assets in liquidation, dissolution, winding-up or other similar event, the net assets of the Corporation to be distributed among the holders of shares of Series C Preferred and any other class or series of stock of the Corporation ranking on a parity with the Series C Preferred as to distributions upon liquidation are insufficient to permit payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after all required distributions have been made to holders of shares of Series A Preferred Stock, Series B Preferred Stock and of any other class or series of Stock of the Corporation ranking senior to the Series C Preferred shall be distributed among the holders of shares of Series C Preferred and any other class or series of stock ranking on a parity with the Series C Preferred ratably, in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Board of Directors), or both, at the election of the Board of Directors.

     3.3. PRIORITY. All of the preferential amounts to be paid to the holders of the Series C Preferred and the holders of any other class or series of stock of the Corporation ranking on a parity with the Series C Preferred as to distributions upon liquidation shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the common stock of the Corporation and any other class or series of stock of the Corporation which is junior to the Series C Preferred as to distributions upon liquidation.


                                    SECTION 4

                                  VOTING RIGHTS

     4.1. GENERAL. The holders of shares of Series C Preferred shall have only such voting rights as are expressly set forth herein or otherwise provided by law.

     4.2. CONSENT FOR CERTAIN ACTIONS. So long as any of the shares of the Series C Preferred are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Restated Articles of Incorporation, and in addition to any other vote required by law, without the prior consent of the holders of two-thirds (2/3) of the outstanding shares of Series C Preferred, given in person or by proxy, either in writing or at a special meeting called for that purpose, neither the Corporation nor any of the Corporation's direct or indirect subsidiaries shall take any of the following actions:

     (a) the amendment or repeal of any provision of, or the addition of any provision to, the Restated Articles of Incorporation or By-Laws of the Corporation if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series C Preferred;

     (b) the reclassification of any common stock into shares having any preference or priority as to dividends or the distribution of assets upon liquidation superior to or on a parity with any such preference or priority of the Series C Preferred;

     (c) the application of any of its assets (in excess of one percent (1%) of its net worth on an annual basis) to the redemption, retirement, purchase or other acquisition directly or indirectly, through subsidiaries or otherwise, of any shares of common stock, except for purchase of the Corporation's Common Stock on the open market or purchases from employees of the Corporation upon termination of employment or pursuant to any rights of first refusal held by the Corporation; or

     (d) the creation, authorization or issuance, directly or indirectly, of any equity security having any preference or priority as to dividends or the distribution of assets upon liquidation superior to any such preference or priority of the Series C Preferred, other than any such creation, authorization or issuance of shares of the Corporation's Series A Preferred Stock or Series B Preferred Stock.

The holders of Series C Preferred shall be entitled to notice of any meeting of the stockholders of the Corporation.

                                     ANNEX 4

         CERTIFICATE OF THE VOTING POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, AND
              QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF,

                                     OF THE

                            SERIES D PREFERRED STOCK

                                       OF

                          SIGNAL APPAREL COMPANY, INC.

                         -------------------------------

                      [Pursuant to Section 23-1-25-2 of the
                Business Corporation Law of the State of Indiana]

                        --------------------------------

     RESOLVED, that, pursuant to authority conferred upon the Board of Directors by the Restated Articles of Incorporation, the Board of Directors hereby provides for the issuance of a series of Redeemable Preferred Stock of the Corporation to consist of 100 shares, and hereby fixes the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitation or restrictions thereof, of the shares of such series, in addition to those set forth in the Certificate of Incorporation, as follows:

                                    SECTION 1

                              DESIGNATION AND RANK

     1.1 DESIGNATION. This certificate authorizes a single series of redeemable Preferred Stock designated "Series D Preferred Stock" (hereinafter called the "SERIES D PREFERRED"). The number of authorized shares constituting the Series D Preferred Stock is 100. Shares of the Series D Preferred shall be issued at a stated value of $100,000.00 per share (the "Stated Value"). The number of authorized shares of the Series D Preferred may be increased by the affirmative vote of 75% of the Board of Directors.

     1.2. RANK. With respect to the payment of dividends and other distributions with respect to the capital stock of the Corporation, including the distribution of the assets of the

Corporation upon liquidation, the Series D Preferred shall be junior to the Corporation's Series A Preferred Stock, the Corporation's Series B Preferred Stock and the Corporation's Series C Preferred Stock and senior to all other series and classes of preferred stock of the Corporation, whether such series and classes are now existing or are created in the future, and shall be senior to all other series and classes of capital stock of the Corporation, whether such series and classes are now existing or are created in the future.

                                    SECTION 2

                                 DIVIDEND RIGHTS

     2.1. DIVIDEND RATE. From the date of issuance, dividends shall accrue on each share of Series D Preferred at an annual rate equal to ten percent (10%) multiplied by the Stated Value, compounded quarterly. The annual rate at which such dividends shall accrue is hereinafter referred to as the "DIVIDEND RATE".

     2.2. ACCRUAL AND PAYMENT. Dividends on each share of Series D Preferred shall be payable in cash, shall be payable in cash, shall be cumulative, compounded quarterly and shall accrue from the date of original issuance of such share, whether or not declared by the Board of Directors, or a committee thereof, and except as otherwise provided herein, dividends on the Series D Preferred shall be payable, when and as declared by the Board of Directors, or a committee thereof, on December 31, March 31, June 30 and September 30 (or, if such day is not a Business Day, on the next Business Day thereafter) of each year, commencing on December 31, 1994 (each such date being hereinafter referred to as a "DIVIDEND PAYMENT DATE"), to holders of record as they appear on the books of the Corporation on such record date, not exceeding 60 days preceding the relevant Dividend Payment Date, as may be determined by the Board of Directors or a committee thereof in advance of the payment of the particular dividend. Dividends shall be paid on each Dividend Payment Date with respect to the quarterly period ending on such Dividend Payment Date. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 60 days preceding the payment date thereof, as may be fixed by the Board of Directors or a committee thereof. Dividends payable on the Series D Preferred for any period less than a full quarterly period shall be computed at the Dividend Rate per annum based on a 360-day year of twelve 30-day months. "BUSINESS DAY" shall mean any day excluding Saturday, Sunday and any day which shall be, in the State of New York, a legal holiday or a day on which banking institutions are authorized by law to close. In the event that the Corporation fails to declare and pay full quarterly dividends on any given Dividend Payment Date, such dividends shall be compounded quarterly, as follows: additional dividends, in an amount equal to the accrued and unpaid dividends on such share of Series D Preferred multiplied by the Dividend Rate, shall accrue with respect to each share of Series D Preferred until all accrued and unpaid dividends shall have been paid. Any reference herein to accrued dividends shall include the additional dividends payable with respect to the Series D Preferred pursuant to the preceding sentence.

     2.3. DIVIDENDS OR DISTRIBUTIONS TO JUNIOR STOCK. So long as any shares of Series D Preferred are outstanding, no dividend or distribution shall be declared or paid or set aside for payment on the common stock of the Corporation or on any other stock of the Corporation ranking junior to the Series D Preferred as to dividends, nor shall any Common Stock or any other stock of the Corporation ranking junior to the Series D Preferred be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for shares of common stock or other stock of the Corporation ranking junior to the Series D Preferred as to dividends) unless, in each case, full cumulative dividends on all outstanding shares of the Series D Preferred shall have been declared and paid through and including the most recent Dividend Payment Date.

                                    SECTION 3

                               LIQUIDATION RIGHTS

     3.1. PREFERENCES OF SERIES D SHARES ON WINDING-UP OF THE CORPORATION. In the event of any voluntary or involuntary liquidation, dissolution, winding-up of affairs of the Corporation or other similar event, before any distribution is made upon any class of stock of the Corporation ranking junior to the Series D Preferred, the holders of shares of Series D Preferred shall be entitled to be paid, out of the assets of the Corporation available for distribution to its shareholders, an amount per share equal to the Stated Value, plus all accrued and unpaid dividends (the Stated Value plus such accrued and unpaid dividends constituting the "LIQUIDATION VALUE"). Neither the consolidation nor merger of the Corporation with or into any other corporation or corporations, nor the sale or lease of all or substantially all of the assets of the Corporation, shall itself be a liquidation, dissolution or winding-up of the affairs of the Corporation within the meaning of any of the provisions of this Section 3.

     3.2. PRO RATA DISTRIBUTION. If, upon distribution of the Corporation's assets in liquidation, dissolution, winding-up or other similar event, the net assets of the Corporation to be distributed among the holders of shares of Series D Preferred and any other class or series of stock of the Corporation ranking on a parity with the Series D Preferred as to distributions upon liquidation are insufficient to permit payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after all required distributions have been made to holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and of any other class or series of Stock of the Corporation ranking senior to the Series D Preferred shall be distributed among the holders of shares of Series D Preferred and any other class or series of stock ranking on a parity with the Series D Preferred ratably, in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Board of Directors), or both, at the election of the Board of Directors.

     3.3. PRIORITY. All of the preferential amounts to be paid to the holders of the Series D Preferred and the holders of any other class or series of stock of the Corporation ranking on a parity with the Series D Preferred as to distributions upon liquidation shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the common stock of the Corporation and any other class or series of stock of the Corporation which is junior to the Series D Preferred as to distributions upon liquidation.

                                    SECTION 4

                                  VOTING RIGHTS

     4.1. GENERAL. The holders of shares of Series D Preferred shall have only such voting rights as are expressly set forth herein or otherwise provided by law.

     4.2. CONSENT FOR CERTAIN ACTIONS. So long as any of the shares of the Series D Preferred are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Restated Articles of Incorporation, and in addition to any other vote required by law, without the prior consent of the holders of two-thirds (2/3) of the outstanding shares of Series D Preferred, given in person or by proxy, either in writing or at a special meeting called for that purpose, neither the Corporation nor any of the Corporation's direct or indirect subsidiaries shall take any of the following actions:

          (a) the amendment or repeal of any provision of, or the addition of any provision to, the Restated Articles of Incorporation or By-Laws of the Corporation if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series D Preferred;

          (b) the reclassification of any common stock into shares having any preference or priority as to dividends or the distribution of assets upon liquidation superior to or on a parity with any such preference or priority of the Series D Preferred;

          (c) the application of any of its assets (in excess of one percent (1%) of its net worth on an annual basis) to the redemption, retirement, purchase or other acquisition directly or indirectly, through subsidiaries or otherwise, of any shares of common stock, except for purchase of the Corporation's Common Stock on the open market or purchases from employees of the Corporation upon termination of employment or pursuant to any rights of first refusal held by the Corporation; or

          (d) the creation, authorization or issuance, directly or indirectly, of any equity security having any preference or priority as to dividends or the distribution of assets upon liquidation superior to any such preference or priority of the Series D Preferred, other than any such creation, authorization or issuance of shares of the Corporation's Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock.

The holders of Series D Preferred shall be entitled to notice of any meeting of the stockholders of the Corporation

                                    SECTION 5

                                REDEMPTION RIGHTS

     5.1. MANDATORY REDEMPTION. Each outstanding share of Series D Preferred shall be redeemed by the Corporation on the date which is the fifth-year anniversary of the Closing Date (as such term is defined in that certain Put/Call Agreement, dated November 14, 1994, by and among the Corporation, MW Holdings, L.P., Marvin Winkler and Sherri Winkler) (the "REDEMPTION DATE"), at a redemption price equal to the Stated Value per share, together with accrued and unpaid dividends thereon to the date fixed for redemption, without interest (the "REDEMPTION PRICE"), to the extent the Corporation shall have funds legally available for such payment and subject to the rights of the holders of the Corporation's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

     5.2. STATUS OF PURCHASED OR REDEEMED SERIES D PREFERRED. Shares of Series D Preferred which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Indiana) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; provided, however, that no such issued and reacquired shares of Series D Preferred shall be reissued or sold as Series D Preferred.

     5.3. PROCEDURE FOR REDEMPTION. The Corporation shall give notice of redemption of the Series D Preferred by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the Redemption Date, to each holder of record of the outstanding Series D Preferred at such holder's address as they appear on the books of the Corporation on such record date. Each such notice shall state: (a) the Redemption Date; (b) the number of shares of Series D Preferred to be redeemed; (c) the Redemption Price; (d) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (e) that dividends on the Series D Preferred Date. Notice having been mailed as aforesaid, from and after the Redemption Date (unless default shall be made by the Corporation in providing money for the payment of the Redemption Price of the Series D Preferred shares called for redemption) dividends on the shares of Series D Preferred so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of Preferred Stock, unclassified as to series, and shall not be reissued as shares of Series D Preferred, and all rights of the holders thereof as holders of the Series D Preferred (except the right to receive from the Corporation the Redemption Price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares of Series D Preferred so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Redemption Price.

                                    SECTION 6

                                  MISCELLANEOUS

     6.1. HEADINGS OF SUBDIVISIONS. The headings of the various Sections and subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provision hereof.

     6.2. SEVERABILITY OF PROVISIONS. If any right, preference or limitation of the Series D Preferred set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

                                     ANNEX 5

             VOTING POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE,
              PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, AND QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF,

                                     OF THE

                            SERIES E PREFERRED STOCK

                                       OF

                          SIGNAL APPAREL COMPANY, INC.



                                    SECTION 1

                              DESIGNATION AND RANK

     1.1. DESIGNATION. The number of authorized shares constituting the "Series E Preferred Stock" (hereinafter called the "SERIES E PREFERRED") of Signal Apparel Company, Inc. (the "CORPORATION") is 20,000. Shares of the Series E Preferred shall be issued at a stated value of $1,000.00 per share (the "STATED VALUE"). The number of authorized shares of the Series E Preferred may be increased by the affirmative vote of 75% of the Board of Directors.

     1.2. RANK. With respect to the payment of dividends and other distributions with respect to the capital stock of the Corporation, including the distribution of the assets of the Corporation upon liquidation, the Series E Preferred shall be junior to the Corporation's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock, but senior to all other series and classes of preferred stock of the Corporation, whether such series and classes are now existing or are created in the future, and shall be senior to all other series and classes of capital stock of the Corporation, whether such series and classes are now existing or are created in the future.

                                    SECTION 2

                                 DIVIDEND RIGHTS

     2.1. DIVIDEND RATE. From the date of issuance dividends shall accrue on each share of the Series E Preferred at an annual rate equal to seven percent (7%) per annum multiplied by the Stated Value, or $70 per share per year for each full year. The annual rate at which such dividends shall accrue is hereinafter referred to as the "DIVIDEND RATE."


     2.2. ACCRUAL AND PAYMENT. Dividends on each share of the Series E Preferred shall be payable at the option of the Corporation (i) in cash or (ii) by the issuance of that number of whole shares of the Corporation's common stock (the "COMMON STOCK") computed by dividing the amount of the dividend by the market price applicable to such dividend. For the purposes of this Section 2, "market price" means the average of the daily closing bid prices of the Common Stock for a period of the last five (5) consecutive trading days preceding the date of calculating the market price. The closing price for each trading day shall be
(i) for any period during which the Common Stock shall be listed for trading on a national securities exchange, the last reported bid price per share of the Common Stock as reported by the primary stock exchange, or the NASDAQ Stock Market, if the Common Stock is quoted on the NASDAQ Stock Market. Dividends on each share of the Series E Preferred shall accrue from the date of original issuance of such share, whether or not declared by the Board of Directors or a committee thereof, and except as otherwise provided herein, dividends on the Series E Preferred shall be payable, when and as declared by the Board of Directors or a committee thereof, on December 31, March 31, June 30 and September 30 (or, if such day is not a Business Day, as defined hereafter, on the next Business Day thereafter) of each year, (each such date being hereinafter referred to as a "DIVIDEND PAYMENT DATE"), to holders of record as they appear on the books of the Corporation on such record date, not exceeding 60 days preceding the relevant Dividend Payment Date, as may be determined by the Board of Directors or a committee thereof in advance of the payment of the particular dividend. Dividends shall be paid at a rate of $17.50 per share for each full calendar quarter on each Dividend Payment Date with respect to the quarterly period ending on such Dividend Payment Date. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 60 days preceding the payment date thereof, as may be fixed by the Board of Directors or a committee thereof. Dividends payable on the Series E Preferred for any period less than a full quarterly period shall be computed at the Dividend Rate per annum based on a 360-day year of twelve 30-day months. "BUSINESS DAY" shall mean any day excluding Saturday, Sunday and any day that shall be, in the State of New York, a legal holiday or a day on which banking institutions are authorized by law to close. If any cumulative dividends in respect of the Series E Preferred are not paid in full, the owners of all series of the Series E Preferred shall participate ratably in any payment of accumulated dividends.

     2.3. DIVIDENDS OR DISTRIBUTIONS TO JUNIOR STOCK. So long as any shares of the Series E Preferred are outstanding, no dividend or distribution shall be declared or paid or set aside for payment on the Common Stock or on any other capital stock of the Corporation ranking junior to the Series E Preferred as to dividends, nor shall the Common Stock or any other stock of the Corporation ranking junior to the Series E Preferred be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for shares of the Common Stock or other stock of the Corporation ranking junior to the Series E Preferred as to dividends) unless, in each case, full cumulative dividends on all outstanding shares of the Series E Preferred shall have been declared and paid through and including the most recent Dividend Payment Date.


                                    SECTION 3

                               LIQUIDATION RIGHTS

     3.1. PREFERENCES OF THE SERIES E PREFERRED ON WINDING-UP OF THE CORPORATION. In the event of any voluntary or involuntary liquidation, dissolution, winding-up of affairs of the Corporation or other similar event, before any distribution is made upon any class of stock of the Corporation ranking junior to the Series E Preferred, the holders of shares of the Series E Preferred shall be entitled to be paid, out of the assets of the Corporation available for distribution to its shareholders, an amount per share equal to the Stated Value, plus all accrued and unpaid dividends (the Stated Value plus such accrued and unpaid dividends constituting the "LIQUIDATION VALUE"), whether or not such accrued and unpaid dividends have been declared by the Board of Directors of the Corporation. Neither the consolidation nor merger of the Corporation with or into any other corporation or corporations, nor the sale or lease of all or substantially all of the assets of the Corporation, shall itself be deemed to be a liquidation, dissolution or winding-up of affairs of the Corporation within the meaning of any of the provisions of this Section 3.

     3.2. PRO RATA DISTRIBUTION. If, upon distribution of the Corporation's assets in liquidation, dissolution, winding-up of affairs or other similar event, the net assets of the Corporation to be distributed among the holders of shares of the Series E Preferred and any other class or series of stock of the Corporation ranking on a parity with the Series E Preferred as to distributions upon liquidation are insufficient to permit payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after all required distributions have been made to holders of shares of the Corporation's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and of any other class or series of stock of the Corporation ranking senior to the Series E Preferred shall be distributed among the holders of shares of the Series E Preferred and any other class or series of stock ranking on a parity with the Series E Preferred ratably, in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Board of Directors), or both, at the election of the Board of Directors.

     3.3. PRIORITY. All of the preferential amounts to be paid to the holders of the Series E Preferred and the holders of any other class or series of stock of the Corporation ranking on a parity with the Series E Preferred as to distributions upon liquidation shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the Common stock of the Corporation and any other class or series of stock of the Corporation that is junior to the Series E Preferred as to distributions upon liquidation.


                                    SECTION 4

                                  VOTING RIGHTS

     4.1. GENERAL. The holders of shares of the Series E Preferred shall have only such voting rights as are expressly set forth herein or otherwise provided by law. Shares of the Series E Preferred shall not give their holders any pre-emptive rights to acquire any other securities issued by the Corporation at any time in the future.

     4.2. CONSENT FOR CERTAIN ACTIONS. So long as any of the shares of the Series E Preferred are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Restated Articles of Incorporation, and in addition to any other vote required by law, without the prior consent of the holders of two-thirds (2/3) of the outstanding shares of the Series E Preferred, given in person or by proxy, either in writing or at a special meeting called for that purpose, neither the Corporation nor any of the Corporation's direct or indirect subsidiaries shall take any of the following actions:

          (a) the amendment or repeal of any provision of, or the addition of any provision to, the Restated Articles of Incorporation or By-Laws of the Corporation if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series E Preferred;

          (b) the reclassification of any common stock into shares having any preference or priority as to dividends or the distribution of assets upon liquidation superior to or on a parity with any such preference or priority of the Series E Preferred;

          (c) the application of any of its assets (in excess of one percent (1%) of its net worth on an annual basis) to the redemption, retirement, purchase or other acquisition directly or indirectly, through subsidiaries or otherwise, of any shares of Common Stock, except for purchase of the Common Stock on the open market or purchases from employees of the Corporation upon termination of employment or pursuant to any rights of first refusal held by the Corporation; or

          (d) the creation, authorization or issuance, directly or indirectly, of any equity security having any preference or priority as to dividends or the distribution of assets upon liquidation superior to or on parity with any such preference or priority of the Series E Preferred, other than the issuance of shares of the Corporation's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock.

The holders of the Series E Preferred shall be entitled to notice of any meeting of the stockholders of the Corporation.

                                    SECTION 5

                                   CONVERSION

     5.1 For the purposes of conversion, shares of the Series E Preferred shall be valued at $1,000.00 per share ("VALUE"), and, if converted at the option of a shareholder, shares of the Series E Preferred shall be converted into shares of the Common Stock at the price per share equal to the lower of the (i) product of
 .60 multiplied by the average daily closing bid prices of the Common Stock for the period of five (5) consecutive trading days immediately preceding the date of conversion of the shares of the Series E Preferred or (ii) product of .60 multiplied by the average daily closing bid prices of the Common Stock for the period of 5 consecutive trading days immediately preceding the date of closing of the offering of the Series E Preferred (the lower of (i) or (ii) is hereinafter referred to as the "SHAREHOLDER CONVERSION PRICE"). The closing price for each trading day shall be determined as provided in the last sentence of Section 5.3.

     5.2 Any holder of the Series E Preferred (an "ELIGIBLE HOLDER") at any time after the later of January 2, 1996 and the 40th day following the date of the closing of the sale of the Series E Preferred may convert up to 100% of its holdings of the Series E Preferred.

     5.3 Notwithstanding any other provisions of this Section 5, the Corporation may, at its sole option, but shall not be obligated to, at any time, and from time to time, on and after the 75th day after the date of closing of the offering of the Series E Preferred, and upon written notice delivered to each of the Eligible Holders not less than 30 days prior to any date stipulated by the Corporation for the conversion of shares of the Series E Preferred (the
"CONVERSION DATE"), require the Eligible Holders, on a pro-rata basis, to convert all or any portion of their shares of the Series E Preferred into shares of the Common Stock at a price per share equal to the lower of the (i) product of .60 multiplied by the average daily closing bid prices of the Common Stock for the period of five (5) consecutive trading days immediately preceding the date of closing of the offering of the Series E Preferred or (ii) product of .60 multiplied by the average daily closing bid prices of the Common Stock for the period of five (5) consecutive trading days immediately preceding the Conversion Date (the lower of (i) or (ii) is hereinafter referred to as the "CORPORATION CONVERSION PRICE"); PROVIDED, HOWEVER, that an Eligible Holder shall have the right in accordance with Section 5.2 hereof, at such holder's option, to convert all or a portion of the shares of the Series E Preferred held by such holder into shares of the Common Stock at the Shareholder Conversion Price, by the Eligible Holder giving written notice to the Corporation prior to the Conversion Date that it elects to convert a stated number of shares of the Series E Preferred into shares of the Common Stock and by surrender of the share certificates representing the shares of the Series E Preferred to be converted in accordance with Section 5.4 hereof. The closing price for each trading day shall be for any period during which the Common Stock shall be listed for trading on a national securities exchange, the last reported bid price per share of the Common Stock as reported by the primary stock exchange, or the NASDAQ Stock Market, if the Common Stock is quoted on the NASDAQ Stock Market.

     5.4 The conversion right granted by Section 5.2 hereof may be exercised only by an Eligible Holder of the Series E Preferred, in whole or in part, by the surrender of the share certificate or share certificates representing the shares of the Series E Preferred to be converted at the principal office of the Corporation (or at such other place as the Corporation may designate in written notice sent to the holder by first-class mail, postage prepaid, at its address shown on the books of the Corporation) against delivery of that number of whole shares of the Common Stock as shall be computed by dividing (1) the aggregate Value of the shares of the Series E Preferred so surrendered plus any accrued but unpaid dividends thereon, if any, by (2) the Shareholder Conversion Price in effect at the time of such surrender. On each Conversion Date, all shares of the Series E Preferred required by the Corporation to be converted, without any action on the part of the holder thereof, shall be deemed automatically converted into that number of whole shares of the Common Stock as shall be computed by dividing (1) the aggregate Value of the shares of the Series E Preferred so converted plus any accrued but unpaid dividends thereon, if any, by
(2) the Corporation Conversion Price in effect at the time of such exercise. In the event of any exercise of the conversion right (whether at the initiative of an Eligible Holder or of the Corporation) of the Series E Preferred granted herein (i) share certificates representing shares of the Common Stock purchased by virtue of such exercise shall be delivered to such holder forthwith, and (ii) unless all the holder's shares of the Series E Preferred have been fully converted, a new share certificate representing the shares of the Series E Preferred not so converted, if any, shall also be delivered to such holder forthwith. The share certificates representing shares of the Common Stock so purchased shall be dated the date of such surrender and the holder making such surrender shall be deemed for all purposes to be the holder of the Common Stock so purchased as of the date of such surrender.

     5.5 All shares of the Common Stock that may be issued upon conversion of shares of the Series E Preferred will, upon issuance, be duly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof. At all times that any shares of the Series E Preferred are outstanding, the Corporation shall have authorized, and shall have reserved for the purpose of issuance upon such conversion, a sufficient number of shares of the Common Stock to provide for the conversion into shares of the Common Stock of all shares of the Series E Preferred then outstanding at the then effective Shareholder Conversion Price or the Corporation Conversion Price, as the case may be. Without limiting the generality of the foregoing, if, at any time, the Shareholder Conversion Price or the Corporation Conversion Price, as the case may be, is decreased, the number of shares of the Common Stock authorized and reserved for issuance upon the conversion of shares of the Series E Preferred shall be proportionately increased.

     5.6 The number of shares of the Common Stock issued upon conversion of shares of the Series E Preferred and the Shareholder Conversion Price or the Corporation Conversion Price, as the case may be, shall be subject to adjustment from time to time upon the happening of certain events, as follows:

          5.6.1. In the case of any amendment to the Restated Articles of Incorporation to change the designation of the Common Stock or the rights, privileges, restrictions or conditions in respect of the Common Stock or division of the Common Stock into series, the rights of the holders of shares of the Series E Preferred shall be adjusted so as to provide that upon conversion thereof the holder of shares of the Series E Preferred being converted shall procure, in lieu of each share of the Common Stock theretofore issuable upon such conversion, the kind and amount of shares, other securities, money and property receivable upon such designation, change or division by the holder of one share of the Common Stock issuable upon such conversion had conversion occurred immediately prior to such designation, change or division. The Series E Preferred shall be deemed thereafter to provide for adjustment that shall be nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this subsection 5.6.1 shall apply in the same manner to successive reclassifications, changes, consolidations and mergers.

          5.6.2. If the Corporation, at any time while any shares of the Series E Preferred are outstanding, shall amend the Restated Articles of Incorporation so as to change the Common Stock into a different number of shares, the Shareholder Conversion Price or the Corporation Conversion
     Price, as the case may be, shall be proportionately reduced, in case of such change increasing the number of shares of the Common Stock, as of the effective date of such increase, or if the Corporation shall take a record of holders of the Common Stock for the purpose of such increase, as of such record date, whichever is earlier, or the Shareholder Conversion Price or the Corporation Conversion Price, as the case may be, shall be proportionately increased, in the case of such change decreasing the number of shares of the Common Stock, as of the effective date of such decrease or, if the Corporation shall take a record of holders of the Common Stock for the purpose of such decrease, as of such record date, whichever is earlier.

          5.6.3. If the Corporation, at any time while any of the Series E Preferred are outstanding, shall pay a dividend payable in shares of the Common Stock, the Shareholder Conversion Price or the Corporation Conversion Price, as the case may be, shall be adjusted, as of the date the Corporation shall take a record of the holders of the Common Stock for the purpose of receiving such dividend (or if no such record is taken, as of the date of payment of such dividend), so that each Eligible Holder of shares of the Series E Preferred converted after such time shall be entitled to receive the aggregate number and kind of shares of the Common Stock that, if such shares of the Series E Preferred had been converted immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend.

     5.7 Whenever the Shareholder Conversion Price or the Corporation Conversion Price, as the case may be, shall be adjusted pursuant to Section 5.6 hereof, the Corporation shall make a certificate signed by its President or a Vice President and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Shareholder Conversion Price or the Corporation Conversion Price, as the case may be, after giving effect to such adjustment, and shall cause copies of such certificates to be mailed (by first-class mail, postage prepaid) to each holder of the Series E Preferred at its address shown on the books of the Corporation. The Corporation shall make such certificate and mail it to each such holder promptly after each adjustment.

     5.8 No fractional shares of the Common Stock shall be issued in connection with any conversion of shares of the Series E Preferred, but in lieu of such fractional shares, the Corporation shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Shareholder Conversion Price or the Corporation Conversion Price, as the case may be, then in effect.

     5.9 No shares of the Series E Preferred which have been converted into shares of the Common Stock shall be reissued by the Corporation; PROVIDED, HOWEVER, that each such share, after being retired and canceled, shall be restored to the status of an authorized but unissued share of the Series E Preferred and may thereafter be issued as a share of the Series E Preferred.

                                     ANNEX 6



             VOTING POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE,
              PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, AND QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF,

                                     OF THE

                            SERIES F PREFERRED STOCK

                                       OF

                          SIGNAL APPAREL COMPANY, INC.



                                    SECTION 1

                              DESIGNATION AND RANK

     1. DESIGNATION. The number of authorized shares constituting the "SERIES F PREFERRED STOCK" (hereinafter called the "SERIES F PREFERRED") of Signal Apparel Company, Inc. (the "CORPORATION") is one thousand (1,000). Shares of the Series F Preferred shall be issued at a stated value of $100,000.00 per share (the "STATED VALUE"). The number of authorized shares of the Series F Preferred may be increased by the affirmative vote of 75% of the Board of Directors.

     2. RANK. With respect to the payment of dividends and other distributions with respect to the capital stock of the Corporation, including the distribution of the assets of the Corporation upon liquidation, the Series F Preferred shall be equal to the Corporation's Series A Preferred Stock and senior to all other series and classes of preferred stock of the Corporation, whether such series and classes are now existing or are created in the future, and shall be senior to all other series and classes of capital stock of the Corporation, whether such series and classes are now existing or are created in the future.


                                    SECTION 2

                                 DIVIDEND RIGHTS

     2.1. DIVIDEND RATE. From the date of issuance dividends shall accrue on each share of the Series F Preferred at an annual rate equal to nine percent (9%) per annum multiplied by the Stated Value, or $9,000.00 per share per year for each full year. The annual rate at which such dividends shall accrue is hereinafter referred to as the "DIVIDEND RATE."


     2.2. ACCRUAL AND PAYMENT. Dividends on each share of the Series F Preferred shall be payable in cash. Dividends on each share of the Series F Preferred shall accrue from the date of original issuance of such share, whether or not declared by the Board of Directors or a committee thereof, and except as otherwise provided herein, dividends on the Series F Preferred shall be payable, when and as declared by the Board of Directors or a committee thereof, annually on December 31 (or, if such day is not a Business Day, as defined hereafter, on the next Business Day thereafter) of each year, (each such date being hereinafter referred to as a "DIVIDEND PAYMENT DATE"), to holders of record as they appear on the books of the Corporation on such record date, not exceeding 60 days preceding the relevant Dividend Payment Date, as may be determined by the Board of Directors or a committee thereof in advance of the payment of the particular dividend. Dividends shall be paid at a rate of $9,000.00 per share for each full calendar year on each Dividend Payment Date with respect to the yearly period ending on such Dividend Payment Date. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 60 days preceding the payment date thereof, as may be fixed by the Board of Directors or a committee thereof. Dividends payable on the Series F Preferred for any period less than a full yearly period shall be computed at the Dividend Rate per annum based on a 360-day year of twelve 30-day months. "BUSINESS DAY" shall mean any day excluding Saturday, Sunday and any day that shall be, in the State of New York, a legal holiday or a day on which banking institutions are authorized by law to close. If any cumulative dividends in respect of the Series F Preferred are not paid in full, the owners of all series of the Series F Preferred shall participate ratably in any payment of accumulated dividends.

     2.3. DIVIDENDS OR DISTRIBUTIONS TO JUNIOR STOCK. So long as any shares of the Series F Preferred are outstanding, no dividend or distribution shall be declared or paid or set aside for payment on the Common Stock or on any other capital stock of the Corporation ranking junior to the Series F Preferred as to dividends, nor shall the Common Stock or any other stock of the Corporation ranking junior to the Series F Preferred be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation

(except by conversion into or exchange for shares of the Common Stock or other stock of the Corporation ranking junior to the Series F Preferred as to dividends) unless, in each case, full cumulative dividends on all outstanding shares of the Series F Preferred shall have been declared and paid through and including the most recent Dividend Payment Date.


                                    SECTION 3

                               LIQUIDATION RIGHTS

     3.1. PREFERENCES OF THE SERIES F PREFERRED ON WINDING-UP OF THE CORPORATION. In the event of any voluntary or involuntary liquidation, dissolution, winding-up of affairs of the Corporation or other similar event, before any distribution is made upon any class of stock of the Corporation ranking junior to the Series F Preferred, the holders of shares of the Series F Preferred shall be entitled to be paid, out of the assets of the Corporation available for distribution to its shareholders, an amount per share equal to the Stated Value, plus all accrued and unpaid dividends (the Stated Value plus such accrued and unpaid dividends constituting the "LIQUIDATION VALUE"), whether or not such accrued and unpaid dividends have been declared by the Board of Directors of the Corporation. Neither the consolidation nor merger of the Corporation with or into any other corporation or corporations, nor the sale or lease of all or substantially all of the assets of the Corporation, shall itself be deemed to be a liquidation, dissolution or winding-up of affairs of the Corporation within the meaning of any of the provisions of this Section 3.

     3.2. PRO RATA DISTRIBUTION. If, upon distribution of the Corporation's assets in liquidation, dissolution, winding-up of affairs or other similar event, the net assets of the Corporation to be distributed among the holders of shares of the Series F Preferred and any other class or series of stock of the Corporation ranking on a parity with the Series F Preferred as to distributions upon liquidation are insufficient to permit payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after all required distributions have been made to holders of any other class or series of stock of the Corporation ranking senior to the Series F Preferred shall be distributed among the holders of shares of the Series F Preferred and any other class or series of stock ranking on a parity with the Series F Preferred ratably, in proportion to the full amounts to which they would otherwise be respectively entitled, and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Board of Directors), or both, at the election of the Board of Directors.

     3.3. PRIORITY. All of the preferential amounts to be paid to the holders of the Series F Preferred and the holders of any other class or series of stock of the Corporation ranking on a parity with the Series F Preferred as to distributions upon liquidation shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the Common Stock of the Corporation and any other class or series of stock of the Corporation that is junior to the Series F Preferred as to distributions upon liquidation.


                                    SECTION 4

                          VOTING AND PREEMPTIVE RIGHTS

     4.1. GENERAL. The holders of shares of the Series F Preferred shall have only such voting rights as are expressly set forth herein or otherwise provided by law. Shares of the Series F Preferred shall not give their holders any preemptive rights to acquire any other securities issued by the Corporation at any time in the future.

     4.2. CONSENT FOR CERTAIN ACTIONS. So long as any of the shares of the Series F Preferred are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Restated Articles of Incorporation, and in addition to any other vote required by law, without the prior consent of the holders of two-thirds (2/3) of the outstanding shares of the Series F Preferred, given in person or by proxy, either in writing or at a special meeting called for that purpose, neither the Corporation nor any of the Corporation's direct or indirect subsidiaries shall take any of the following actions:

          (a) the amendment or repeal of any provision of, or the addition of any provision to, the Restated Articles of Incorporation or By-Laws of the Corporation if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series F Preferred;

          (b) the reclassification of any common stock into shares having any preference or priority as to dividends or the distribution of assets upon liquidation superior to or on a parity with any such preference or priority of the Series F Preferred;

          (c) the application of any of its assets (in excess of one percent (1%) of its net worth on an annual basis) to the redemption, retirement, purchase or other acquisition directly or indirectly, through subsidiaries or otherwise, of any shares of Common Stock, except for purchase of the Common Stock on the open market or purchases from employees of the Corporation upon termination of employment or pursuant to any rights of first refusal held by the Corporation; or

          (d) the creation, authorization or issuance, directly or indirectly, of any equity security having any preference or priority as to dividends or the distribution of assets upon liquidation superior to or on parity with any such preference or priority of the Series F Preferred, other than the issuance of shares of the Corporation's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock eries D Preferred Stock or Series E Preferred Stock.

The holders of the Series F Preferred shall be entitled to notice of any meeting of the stockholders of the Corporation.


                                    SECTION 5
                                   CONVERSION

     5.1 Shares of the Series F Preferred Stock shall not be convertible by their terms, at the option of either the Corporation or the holders thereof, into shares of the Common Stock or into any other security of the Corporation.

                                     ANNEX 7

                          CERTIFICATE OF DESIGNATION OF
                    5% CONVERTIBLE PREFERRED STOCK, SERIES G1
                         OF SIGNAL APPAREL COMPANY, INC.


                      Pursuant to Section 23-1-25-2 of the
                Business Corporation Law of the State of Indiana

     Section 1. Designation, Amount, Par Value, Stated Value and Rank. The series of preferred stock shall be designated as Convertible Preferred Stock, Series G1 (the "Series G1 Preferred Stock"), and the number of shares so designated shall be 5,000 (which shall not be subject to increase without the consent of each of the Holders of the Series G1 Preferred Stock ("Holders")). Each share of Series G1 Preferred Stock, no par value, shall have a stated value of $1,000 per share (the "Stated Value").

     The Series G1 Preferred Stock shall rank senior to the Junior Securities (as defined in Section 8) as to dividends, distributions and upon liquidation, dissolution or winding up. No class of equity securities of the Company will be senior or pari passu to the Series G1 Preferred Stock, other than the Series G2 Preferred Stock, as to dividends, distributions and upon liquidation, dissolution or winding up.

     Section 2. Dividends.

     (a) Holders of Series G1 Preferred Stock shall be entitled to receive, out of funds legally available therefor, and the Company shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) equal to 5% per annum, payable semi-annually, commencing on the first to occur of either January 1 or July 1 following the Closing Date (as defined in Section
8), in cash or shares of Common Stock (as defined in Section 8) at the option of the Company (subject to the terms and conditions set forth herein). Dividends on the Series G1 Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on the Original Issue Date (as defined in Section 8), and shall be deemed to accrue from such date and be cumulative whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. Accrued and unpaid dividends of the Series G1 Preferred Stock for any shares which are being converted shall be paid on the date on which such Series G1 Preferred Stock is converted. Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued on account of the Series G1 Preferred Stock, such payment shall be distributed ratably among the Holders based upon the number of shares held by each Holder. The Company shall provide the Holders semi-annual notice of its intention to pay dividends in cash or shares of Common Stock for any dividends that may be payable upon conversion in the six month period beginning on January 1 or July 1 and including the dividend payable on January 1 or July 1. Such notice shall be delivered to all Holders not less than 5 Trading Days prior to January 1 and July 1 of each year for so long as shares of Series G1 Preferred Stock are outstanding. If the Company fails to give such notice, such dividends shall be paid in cash. If semi-annual dividends are paid in shares of Common Stock, the number of shares of Common Stock payable as such dividend to each Holder shall be equal to the quotient obtained by dividing (a) the cash amount of such dividend payable to such Holder on such dividend payment date by (b) the Average Per Share Market Value. As used herein, the "Average Per Share Market Value" means the average of the Per Share Market Value for the five Trading Days prior to such dividend payment date.

     (b) Notwithstanding anything to the contrary contained herein, the Company may not issue shares of Common Stock in payment of dividends (and must deliver cash in respect thereof) on the Series G1 Preferred Stock if:

          (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to pay such dividends in shares of Common Stock;

          (ii) the shares of Common Stock to be issued in respect of such dividends are not registered for resale pursuant to an effective registration statement that names the recipient of such dividend as a selling shareholder thereunder and may not be sold without volume restrictions pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act");

          (iii) the shares of Common Stock to be issued in respect of such dividends are not authorized for listing on the NYSE or such other registered national exchange on which the Common Stock is then listed for trading; or

          (iv) the Company has failed to timely satisfy its obligations pursuant to any Conversion Notice (as defined in Section 5(a)(ii)).

     (c) If the Company intends to issue shares of Common Stock in payment of dividends and such issuance of shares of Common Stock would result in the recipient thereof beneficially owning, in accordance with the provisions of Rule 13d-3 promulgated under the Securities Exchange Act, as amended or superseded, or any successor statute or rule promulgated by the Commission, more than 4.999% of the issued and outstanding shares of Common Stock, the Company shall accumulate but shall not declare such stock dividend until such time as (i) the payment of such dividend would not result in the recipient thereof beneficially owning more than 4.999% of the issued and outstanding shares of Common Stock after taking such dividend into account or (ii) such recipient has complied with the filing requirements of Section 13(d) of the Exchange Act.

     (d) Notwithstanding anything to the contrary contained herein, if the Per Share Market Value is 150% of the Closing Price (as defined in Section 8) for five (5) consecutive Trading Days, dividends shall cease to accrue on the Series G1 Preferred Stock as of such fifth Trading Day.

     (e) So long as any Series G1 Preferred Stock shall remain outstanding or unconverted, except pursuant to existing agreements of the Company on the date hereof, neither the Company nor any subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 8), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 5) upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities.

     Section 3. Voting Rights. Except as otherwise provided herein and as otherwise required by law, the Series G1 Preferred Stock shall have no voting rights. However, so long as any shares of Series G1 Preferred Stock are outstanding, the Company shall not and shall cause its subsidiaries not to, without the affirmative vote of the Holders of all of the shares of the Series G1 Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series G1 Preferred Stock, (b) alter or amend this Certificate of Designation, (c) authorize or create any class of stock ranking senior as to dividends or distribution of assets upon a Liquidation (as defined in Section 4) or otherwise to the Series G1 Preferred Stock, except for any series of Series G2 Preferred

Stock issued and sold in accordance with the Purchase Agreement, (d) amend its Articles of Incorporation, bylaws or other charter documents so as to affect adversely any rights of any Holders, (e) increase the authorized number of shares of Series G1 Preferred Stock, (f) sell all or substantially all of its assets, or (g) enter into any agreement with respect to the foregoing.

     Section 4. Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the Holders shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series G1 Preferred Stock an amount equal to the Stated Value plus all accrued but unpaid dividends per share, whether declared or not, before any distribution or payment shall be made to the Holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full all amounts due to the Holders, then the entire assets to be distributed to the Holders shall be distributed among the Holders and the Holders of all securities ranking pari passu to the Series G1 Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the consummation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 5. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

     Section 5. Conversion.

     (a) (i) Each share of Series G1 Preferred Stock shall be convertible into shares of Common Stock (subject to reduction pursuant to Section 5(a)(ii) and Section 5(a)(iv) at the Conversion Ratio (as defined in Section 8) at the option of the Holder in whole or in part at any time after the Original Issue Date. The Holders shall effect conversions by surrendering to the Company the certificate or certificates representing the shares of Series G1 Preferred Stock to be converted, together with a copy of the form of conversion notice attached hereto as Exhibit A (the "Conversion Notice"). Each Conversion Notice shall specify the Holder, the number of shares of Series G1 Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Conversion Notice by facsimile (the "Conversion Date"). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that the Conversion Notice is deemed delivered pursuant to Section 9. Subject to Sections 5(b) and 5(a)(ii) hereof, each Conversion Notice, once given, shall be irrevocable. If the Holder is converting less than all shares of Series G1 Preferred Stock represented by the certificate or certificates tendered by the Holder with the Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall promptly deliver to such Holder (in the manner and within the time set forth in Section 5(b)) a new certificate for such number of shares of Series G1 Preferred Stock as have not been converted.

          (ii) The Company shall not be obligated to issue any shares of Common Stock upon conversion of Series G1 Preferred Stock if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon conversion of Series G1 Preferred Stock (the "Issuance Maximum") without breaching the Company's obligations under the rules or regulations of NYSE, or the market or exchange where the Common Stock is then traded, except that such limitation shall not apply in the event that the Company (a) obtains the approval of its shareholders as required by the applicable rules of NYSE, or the market or exchange where the Common Stock is then traded, (or any successor rule or regulation) for issuances of Common Stock in excess of such amount or (b) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holders of a majority of the Preferred Stock then outstanding. Until such approval or written opinion is obtained, no purchaser of Series G1 Preferred Stock pursuant to the Purchase Agreement (as defined in Section 8) (the "Purchasers") shall be issued, upon conversion of Series G1 Preferred Stock, shares of Common Stock in an amount greater than the product of (i) the Issuable Maximum multiplied by (ii) a fraction, the numerator of which is the number of shares of Series G1 Preferred Stock issued to such Purchaser pursuant to the Purchase Agreement and the denominator of which is the aggregate amount of shares of the Series G1 Preferred Stock issued to all the Purchasers pursuant to the Purchase Agreement ("Cap Allocation Amount"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Series G1 Preferred Stock, the transferee shall be allocated a pro rata portion of such Purchaser's Cap Allocation Amount. In the event that any Holders of Series G1 Preferred Stock shall convert all of such Holder's Series G1 Preferred Stock into a number of shares of Common Stock which, in the aggregate, is less than such Holder's Cap Allocation Amount, then the difference between such Holder's Cap Allocation Amount and the number of shares of Common Stock actually issued to such Holder shall be allocated to the respective Cap Allocation Amounts of the remaining Holders of Series G1 Preferred Stock on a pro rata basis in proportion to the number of Series G1 Preferred Stock then held by each such Holder. If on the Conversion Date applicable to any conversion, the number of shares of Common Stock issuable upon conversion of the Series G1 Preferred Stock submitted for conversion exceeds such Holder's Cap Allocation Amount of an applicable Issuable Maximum, then the Company shall redeem such excess number of shares of Preferred Stock, or fraction thereof, for an amount equal to (a) such number of shares of Preferred Stock multiplied by (b) the Redemption Price Per Share. Such redemption amount shall be paid by the Company as promptly as possible but in any event within seven days after the Conversion Date. If the Company fails to pay such amounts within seven days of the Conversion Date, then (I) such amounts shall bear interest at the rate or 15% per annum until paid in full, (II) at the option of the Holder of such Series G1 Preferred Stock submitted for conversion, such Holder may void such conversion and have the Company return such Series G1 Preferred Stock and (III) if so directed by the Holders of at least two-thirds (2/3) of the Series G1 Preferred Stock then outstanding, including shares of Series G1 Preferred Stock submitted for conversion but which have not been redeemed, the Company shall immediately delist the Common Stock from the exchange or automated quotation system on which the Common Stock is traded which has given rise to the Issuable Maximum and have the Common Stock at such Holders' option, traded on the electronic bulletin board or the "pink sheets".

          (iii) In no event shall a Holder be permitted to convert any shares of Series G1 Preferred Stock in excess of the number of such shares upon the conversion of which, (x) the number of shares of Common Stock beneficially owned by such Holder (other than shares of Common Stock issuable upon conversion of shares of Series G1 Preferred Stock) plus (y) the number of shares of Common Stock issuable upon the conversion of such shares of Series G1 Preferred Stock, would be equal to or exceed (z) 4.999% of the number of shares of Common Stock then issued and outstanding, including shares issuable on conversion of the Series G1 Preferred Stock held by such Holder after application of this Section 5(a)(iii). As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder. Nothing contained herein shall be deemed to restrict the right of a Holder to convert such shares of Series G1 Preferred Stock at such time as such conversion will not violate the provisions of this paragraph. The limitations of this Section 5(a)(iii) shall not apply to any redemption pursuant to Section 5(a)(ii) nor shall they apply if a Holder has complied with the filing requirements of Section 13(d) of the Exchange Act.

          (iv) In no event shall a Holder be allowed to convert more than thirty-three percent (33%) in any one calendar month of the total number of shares of Series G1 Preferred Stock originally purchased on the Original Issue Date, and no conversion of shares of Series G1 Preferred Stock shall be allowed prior to the earlier of the effectiveness of the Underlying Shares Registration Statement or the 90th day after the Closing Date. Notwithstanding the foregoing, the conversion restriction set forth in this
     Section 5(a)(iv) shall not apply (A) at any time on and after the date of the issuance by the Company of any securities (other than the Series G1 or G2 Preferred Stock) convertible into or exchangeable or exercisable for Common Stock at a conversion price, exchange price or exercise price which may vary with the market price of the Common Stock and which security is convertible, in whole or in part, prior to 90 days after the later of (i) the date the Underlying Shares Registration Statement is declared effective or (ii) the issuance date of such convertible security, (B) on and after any date on which the Common Stock is not listed on The Nasdaq National Market, The New York Stock Exchange or The American Stock Exchange has been suspended from trading (excluding suspensions of not more than one day resulting from business announcements), or any such delisting or suspension is threatened or pending, (C) on or after any date on which there shall have occurred an event constituting a Change of Control Transaction (as defined in Section 8), (D) on or after any date on which there shall have been an announcement of a bona fide tender offer, merger, exchange offer or other transaction to purchase 50% or more of the Common Stock, (E) on or after any date on which the Company has breached a material representation or warranty or a material covenant hereunder or under the Purchase Agreement or Registration Rights Agreement, (F) to conversions at a Conversion Price not less than the Fixed Strike Price then in effect or (G) at any time the Company consummates an issuance or sale of securities under Section 3.11(i) of the Purchase Agreement whereby such issuance or sale is for a price no less than the Per Share Market Value.

          (v) Proxy Statement. Unless otherwise consented to in writing by the Holders of 2/3 of the Series G1 Preferred Stock then outstanding, the Company shall provide each stockholder entitled to vote at the next meeting of stockholders of the Company, which meeting shall not be later than January 31, 1999 (the "Stockholder Meeting Deadline"), a proxy statement, which has been previously reviewed by the Holders of the Series G1
     Preferred Stock and a counsel of their choice, soliciting each such stockholder's affirmative vote at such stockholder meeting for approval of the Company's issuance of all of the Securities (as defined in the Purchase Agreement), and the Company shall use its best efforts to solicit its stockholders' approval of such issuance of the Securities and cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal. If the Company fails to hold a meeting of its stockholders by the Stockholder Meeting Deadline then, as partial relief (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each Holder of Series G1 Preferred Stock an amount in cash per share of Series G1 Preferred Stock equal to the product of (i) the Stated Value of the Series G1 Preferred Stock; multiplied by (ii) .025; multiplied by (iii) the quotient of (x) the number of days after the Stockholder Meeting Deadline that a meeting of the Company's stockholders is not held, divided by (y) 30. The Company shall make the payments referred to in the immediately preceding sentence within five days of the earlier of (I) the holding of the meeting of the Company's stockholders, the failure of which resulted in the requirement to make such payments, and (II) the last day of each 30-day period beginning on the

     Stockholder Meeting Deadline. In the event the Company fails to make such payments in a timely manner, such payments shall bear interest at the rate of 2.0% per month (pro rated for partial months) until paid in full.

     (b) (i) Not later than three (3) Trading Days after any Conversion Date, the Company will deliver to the Holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 3. l(b) of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Series G1 Preferred Stock, including accrued but unpaid dividends if the Company has elected to pay accrued dividends in stock pursuant to Section 2 (subject to reduction pursuant to Section 5(a)(ii) and Section 5(a)(iii)) and (ii) one or more certificates representing the number of shares of Series G1 Preferred Stock not converted, and (iii) a bank check in the amount of accrued and unpaid dividends (if the Company has elected to pay accrued dividends in cash pursuant to Section 2). Upon request of the Holder, any certificate or certificates required to be delivered by the Company under this Section 5 shall be electronically delivered through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Conversion Notice such certificate or certificates, including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion by written notice to the Company, in which event the Company shall immediately return the certificates representing the shares of Series G1 Preferred Stock for which Common Stock was not delivered pursuant to such conversion.

          (ii) If the Company fails to deliver to the Holder such certificate or certificates pursuant to this Section 5, including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, on or prior to the third Trading Day after the Conversion Date (the "Delivery Date"), the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, $5,000 per day until such certificates are delivered. If the Company fails to deliver to the Holder such certificate or certificates pursuant to this Section prior to the 15th day after the Conversion Date, the Company shall, at the Holder's option (i) redeem, from funds legally available therefor at the time of such redemption, such number of shares of Series G1 Preferred Stock then held by such Holder, as requested by such Holder, and
     (ii) pay all accrued but unpaid dividends on account of the Series G1 Preferred Stock for which the Company shall have failed to issue Common Stock certificates hereunder, in cash. If such Holder opts to redeem any number of shares of Series G1 Preferred Stock pursuant to this Section 5(b)(ii), then the Company shall immediately notify all other Holders of such Holder's election to redeem and, at any other Holders' option, which shall be exercised within two business days thereof, redeem, from funds legally available therefor at the time of such redemption, such number of shares of Series G1 Preferred Stock then held by such other Holder, as requested by such Holder, which redemption shall be simultaneous with other redemptions referred to above. The redemption price shall be equal to the sum of (A) the aggregate of all accrued but unpaid dividends, plus (B) the number of shares of Series G1 Preferred Stock then held by such Holder multiplied by (1) the average Per Share Market Value for the five Trading Days immediately preceding (x) the Conversion Date or (y) the date of payment in full by the Company of such prepayment price, whichever is greater, multiplied by, (2) the Conversion Ratio calculated on the Conversion Date. If the Holder has requested that the Company redeem shares of Series G1 Preferred Stock pursuant to this Section and the Company fails for any reason to pay the redemption price referenced above within seven days after such notice is deemed delivered pursuant to Section 5(i), the Company will pay interest on the redemption price at a rate of 15% per annum, in cash to such Holder, accruing from such seventh day until the redemption price and any accrued interest thereon is paid in full. Nothing herein shall limit a Holder's right to pursue actual damages for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein (including, without limitation, damages relating to any purchase of shares of Common Stock by such Holder to make delivery on a sale effected in anticipation of receiving certificates representing shares of Common Stock upon conversion, such damages to be in an amount equal to (A) the aggregate amount paid by such Holder for the shares of Common Stock so purchased minus (B) the aggregate amount of net proceeds, if any, received by such Holder from the sale of the shares of Common Stock issued by the Company pursuant to such conversion), and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

          (iii) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 5(b)(i), by the Delivery Date and after the Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver to the satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving on the Delivery Date upon such conversion (a "Buy-In"), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (A) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock purchased for a Buy-In exceeds (B) the aggregate Conversion Price for the number of shares of Common Stock in the Buy-In for which such conversion was not timely honored. For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 aggregate Conversion Price for the number of shares of Common Stock in the Buy-In, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

     (c) (i) The conversion price for each share of Series G1 Preferred Stock (the "Conversion Price") in effect on any Conversion Date shall be the lesser of (a) 110% of the Closing Price (the "Fixed Strike Price") and (b) 100% of the average of the Per Share Market Value on any five (5) Trading Days during the Look-Back Period (excluding Short Days).

          (ii) If during any period (a "Black-out Period"), a Holder is unable to sell any Common Stock issued or issuable upon conversion of Preferred Stock immediately due (a) to the postponement of filing or delay or suspension of effectiveness of a registration statement, (b) because the Company has otherwise informed such Holder that an existing prospectus cannot be used at that time in the sale or transfer of such Common Stock or
     (c) the failure to have enough shares of Common Stock registered, such Holder shall have the option but not the obligation on any Conversion Date within ten Trading Days following the expiration of the Black-out Period of using the Conversion Price applicable on such Conversion Date or any Conversion Price selected by such Holder that would have been applicable had such Conversion Date been at any earlier time during the Black-out Period or within the ten Trading Days thereafter.

          (iii) Notwithstanding the foregoing, (a) if the Underlying Shares Registration Statement is not filed on or prior to the 30th day after the Original Issue Date, or (b) the Company fails to file with the Commission a request for acceleration in accordance with Rule 12dl-2 promulgated under the Exchange Act within five (5) Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that an Underlying Shares Registration Statement will not be "reviewed," or not subject to further review, or (c) if the Underlying Shares Registration Statement is not declared effective by the Commission on or prior to the 90th day after the Original Issue Date, or (d) if such Underlying Shares
     Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities (as such term is defined in the Registration Rights Agreement) at any time prior to the expiration of the "Effectiveness Period" (as such term as defined in the Registration Rights Agreement), without being succeeded within fifteen Trading Days by a subsequent Underlying Shares Registration Statement filed with and declared effective by the Commission, or (e) if trading in the Common Stock shall be suspended or if the Common Stock is delisted for any reason for more than three Trading Days in the aggregate, or (f) if the conversion rights of the Holders are suspended for any reason other than as prevented by Section 5(a)(iii), or (g) if the Company breaches in a material respect any covenant or other material term or condition to this Certificate of Designations, the Purchase Agreement (other than a representation or warranty contained therein), the Registration Rights Agreement or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby or thereby, and such breach continues for a period of thirty days after written notice thereof to the Company, or (h) if the Company elects to convene a shareholders meeting pursuant to Section 5(a)(ii) and fails to convene a meeting of shareholders within the time periods specified in Section 5(a)(ii) or does so convene a meeting of shareholders within such time period but fails to obtain Shareholder Approval at such meeting, or (i) if the Company has breached Section 3(n) of the Registration Rights Agreement (any such failure or breach being referred to as an "Event," and for purposes of clauses (a), (c) and (f) the date on which such Event occurs, or for purposes of clause (b) the date on which such five day period is exceeded, or for purposes of clause (d) the date which such fifteen Trading Day-period is exceeded, or for purposes of clause (e) the date on which such three  Trading Day period is  exceeded,  or for clause (g) the date on which such thirty day period is exceeded, being referred to as "Event Date"), the Conversion Price (a) shall be decreased by 1% as of the Event Date and shall be decreased an additional 1% per month after the Event Date (pro rated for partial months) until the earlier to occur of the second month anniversary after the Event Date and such time as the applicable Event is cured for any Event pertaining to clause (a), (b) or (c) above or
     (b) shall be decreased 2% as of the Event Date and shall be decreased an additional 2% per month after the Event Date (pro rated for partial months) until the earlier to occur of the second month anniversary after the Event Date and such time as the applicable Event is cured for any Event pertaining to clauses (d) through (i) above. Commencing the second month anniversary after the Event Date, the Company shall pay to the Holders $70,000 per month until the applicable Event is cured (each Holder being entitled to receive such portion of such amount as equals its pro rata portion of the Series G1 Preferred Stock then outstanding). Any decrease in the Conversion Price pursuant to this Section shall continue notwithstanding the fact that the Event causing such decrease has been subsequently cured. Additionally, if the Company has failed to file a registration statement as required by the Registration Rights Agreement within 60 days after the Closing Date or if any registration statement required to be filed by the Company pursuant to the Registration Rights Agreement has not been declared effective by the Commission within 90 days of the date it was required to file such registration statement pursuant to the Registration Rights Agreement or if the Company has let any registration statement required to be filed pursuant to the Registration Rights Agreement lapse for a period of 15 consecutive days, then each Holder shall have the option to require the Company to redeem the balance of such Holder's Series G1 Preferred Stock, together with all accrued but unpaid dividends, in cash at a redemption price equal to the sum of (A) the aggregate of all accrued but unpaid dividends, plus (B) the number of shares of Series G1 Preferred Stock then held by such Holder multiplied by
     (l) the average Per Share Market Value for the five Trading Days immediately preceding (x) the date of the redemption request notice or (y) the date of payment in full by the Company of such prepayment price, whichever is greater, multiplied by, (2) the Conversion Ratio calculated on the redemption date. If the Holder has requested that the Company redeem shares of Series G1 Preferred Stock pursuant to this Section 5(iii) and the Company fails for any reason to pay the redemption price as calculated above within five days after such notice is deemed delivered, the Company will pay interest on the redemption price at a rate of 15% per annum, in cash to such Holder, accruing from such fifth day until the redemption price and any accrued interest thereon is paid in full. The provisions of this Section 5(iii) are not exclusive and shall in no way limit the Company's obligations under the Registration Rights Agreement.

          (iv) If the  Company,  at any time  while  any  shares  of  Series  G1
     Preferred  Stock  are  outstanding,  (a)  shall  pay a  stock  dividend  or otherwise make a distribution or distributions on shares of its Junior Securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Fixed Strike Price shall be multiplied by a fraction, (A) the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and (B) the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c)(iv) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

          (v) If the Company, at any time while any shares of Series G1 Preferred Stock are outstanding, shall issue rights or warrants to all Holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value of Common Stock at the record date mentioned below, the Fixed Strike Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Fixed Strike Price pursuant to this
     Section 5(c)(iii), if any such right or warrant shall expire and shall not have been exercised, the Fixed Strike Price shall immediately upon such expiration be re-computed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Fixed Strike Price made pursuant to the provisions of this Section 5 after the issuance of such rights or warrants) had the adjustment of the Fixed Strike Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

          (vi) If the Company, at any time while shares of Series G1 Preferred Stock are outstanding, shall distribute to all of the Holders of Common Stock (and not to Holders of Series G1 Preferred Stock) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 5(c)(iv) and (vi) above), then in each such case the Fixed Strike Price at which each share of Series G1 Preferred Stock shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (an "Appraiser") selected in good faith by the Holders of a majority in interest of the shares of Series G1 Preferred Stock then outstanding; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser meeting the same qualifications, in good faith, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the Holders of Series G1 Preferred Stock of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

          (vii) All calculations under this Section 5 shall be made to the nearest cent or the nearest l/l00th of a share, as the case may be.

          (viii) Whenever the Conversion Price is adjusted pursuant to Section 5(c)(iv), (v) or (vi), the Company shall promptly mail to each Holder of Series G1 Preferred Stock, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

          (ix) In case of (A) any reclassification of the Common Stock, (B) any consolidation or merger of the Company with or into another person pursuant to which (i) a majority of the Company's Board of Directors will not constitute a majority of the board of directors of the surviving entity or
     (ii) less than 51% of the outstanding shares of the capital stock of the surviving entity will be held by the same shareholders of the Company prior to such reclassification, consolidation or merger, (C) the sale or transfer of all or substantially all of the assets of the Company, (D) any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, (E) suspension from listing or delisting of the Common Stock from The New York Stock Exchange or The Nasdaq National Market for a period of five consecutive days, (F) the Company's notice to any Holder, including by way of public announcement, at any time, of its intention, for any reason, not to comply with proper requests for conversion of any shares of Series G1 Preferred Stock into shares of Common Stock, or (G) a breach by the Company of any representation, warranty, covenant or other term or condition of the Purchase Agreement, the Registration Rights Agreement, this Certificate of Designation or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby or hereby, except to the extent that such breach would not have a Material Adverse Effect (as defined in Section 2.1(a) of the Purchase Agreement) and except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least ten days after the Company knows or reasonably should have known of the existence of such breach (clauses (A) through (G) above are referred to as a "Redemption Event"), in the case of
     (A), (B), (C) and (D), the Holders of the Series G1 Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by Holders of Common Stock following such Redemption Event, and the Holders of the Series G1 Preferred Stock shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which such shares of Series G1 Preferred Stock could have been converted immediately prior to such Redemption Event would have been entitled; provided, however, that on and after the date of any Redemption Event, each Holder shall have the option to require the Company to redeem, from funds legally available therefor at the time of such redemption, its shares of Series G1 Preferred Stock at a price per share equal to the product of (i) the average Per Share Market Value for the five Trading Days immediately preceding (1) the effective date, the date of the closing, date of occurrence or the date of the announcement, as the case may be, of the Redemption Event triggering such redemption right or (2) the date of payment in full by the Company of the redemption price hereunder, whichever is greater, and (ii) the Conversion Ratio calculated on the date of the closing, date of occurrence or the effective date, as the case may be, of the Redemption Event triggering such redemption right, as the case may be or, at the option of Holder, on the date of submission of a Redemption Notice. The entire redemption price shall be paid in cash, and the terms of payment of such redemption price shall be subject to the provisions set forth in Section 6(b). In the case of (A), (B), (C) and (D), the terms of any such Redemption Event shall include such terms so as to continue to give to the Holder of Series G1 Preferred Stock the right to receive the securities, cash or property set forth in this Section 5(c)(vii) upon any conversion or redemption following such Redemption Event. This provision shall similarly apply to successive Redemption Events.

          (x) If:

               A.   the  Company   shall   declare  a  dividend  (or  any  other
                    distribution) on its Common Stock; or

               B. the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

               C. the Company shall authorize the granting to the Holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

               D. the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

               E. the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

     then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Series G1 Preferred Stock, and shall cause to be mailed to the Holders of Series G1 Preferred Stock at their last addresses as they shall appear upon the stock books of the Company, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice (provided such notice shall not include any material non-public information) stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the Holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that Holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert shares of Series G1 Preferred Stock during the 30-day period commencing the date of such notice to the effective date of the event triggering such notice.

          (xi) If the Company (i) makes a public announcement that it intends to enter into a Change of Control Transaction (as defined in Section 8) or
     (ii) any person, group or entity (including the Company, but excluding a Holder or any affiliate of a Holder) publicly announces a bona fide tender offer, exchange offer or other transaction to purchase 50% or more of the Common Stock (such announcement being referred to herein as a "Major Announcement" and the date on which a Major Announcement is made, the "Announcement Date"), then, in the event that a Holder seeks to convert shares of Series G1 Preferred Stock on or following the Announcement Date, the Conversion Price shall, effective upon the Announcement Date and continuing through the earlier to occur of the consummation of the proposed transaction or tender offer, exchange offer or other transaction and the Abandonment Date (as defined below), be equal to the lesser of (A) the Conversion Price in effect on the Trading Day immediately preceding the Announcement Date for such Series G1 Preferred Stock and (B) the Conversion Price on such Conversion Date. "Abandonment Date" means with respect to any proposed transaction or tender offer, exchange offer or other transaction for which a public announcement as contemplated by this paragraph has been made, the date upon which the Company (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer, exchange offer or another transaction which caused this paragraph to become operative.

     (d) The Company covenants that it will not take any action which might materially and adversely affect the rights of the Holders of Series G1 Preferred Stock (different than or distinguished from the effect generally on rights of Holders of any class of the Company's capital stock).

     (e) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Series G1 Preferred Stock and payment of dividends on Series G1 Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders of Series G1 Preferred Stock, not less than 150% of such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments of Section 5(c)) upon the conversion of all outstanding shares of Series G1 Preferred Stock and payment of dividends hereunder (without regard to any limitations on conversion). The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and freely tradable.

     (f) Upon a conversion hereunder, the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder of a share of Series G1 Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

     (g) The issuance of certificates for shares of Common Stock on conversion of Series G1 Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate.

     (h) Shares of Series G1 Preferred Stock converted into Common Stock shall be canceled and shall have the status of authorized but unissued shares of undesignated stock.

     (i) Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the Chief Executive Officer and to the Secretary of the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each Holder of Series G1 Preferred Stock at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 7:00 p.m. (Eastern Time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 7:00 p.m. (New York Time) on any date and earlier than 11:59 p.m. (Eastern Time) on such date, (iii) upon receipt, if sent by a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

     (j) Adjustment to Fixed Strike Price. In order to prevent dilution of the rights granted under this Certificate of Designation, the Fixed Strike Price will be subject to adjustment from time to time as provided in this Section 5(j).

          (i) Adjustment of Fixed Strike Price upon Issuance of Common Stock. If and whenever on or after the Closing Date, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than the Underlying Shares, Warrant Shares or shares of Common Stock deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined below)) for a consideration per share less than the Fixed Strike Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale, the Fixed Strike Price then in effect shall be reduced to an amount equal to the consideration per share of Common Stock of such issuance or sale. If and whenever on or after the Closing Date, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than the Underlying Shares, Warrant Shares, shares of Common Stock deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined below) or shares of Common Stock issued or deemed to have been issued as consideration for an acquisition by the Company of a license or of a division, assets or business (or stock constituting any portion thereof) from another person) for a consideration per share which is (A) greater than the Fixed Strike Price in effect immediately prior to such issuance or sale and (B) less the average of the Per Share Market Values on the five consecutive trading days immediately preceding the date of such issuance or sale (the price in this clause (B) is herein referred to as "Market Price"), then immediately after such issue or sale, the Fixed Strike Price then in effect shall be reduced to an amount equal to the product of (x) the Fixed Strike Price in effect immediately prior to such issue or sale and (y) the quotient determined by dividing (1) the sum of (I) the product of (A) the Market Price and (B) the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale, and
     (II) the consideration, if any, received by the Company upon such issue or sale, by (2) the product of (I) the Market Price and (II) the number of shares of Common Stock Deemed Outstanding (as defined below) immediately after such issue or sale. For purposes of determining the adjusted Fixed Strike Price under this Section 5(j)(i), the following shall be applicable:

          (A) Issuance of Options. If the Company in any manner grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Fixed Strike Price in the case of the first sentence of Section 5(j)(i), or the Market Price in the case of the second sentence of Section 5(j)(i) (collectively, the "Applicable Price"), then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of this Section 5(j)(i)(A), the "price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (I) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (II) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No adjustment of the Fixed Strike Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

          (B) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Applicable Price, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of this Section 5(j)(i)(B), the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (I) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (II) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No adjustment of the Fixed Strike Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Fixed Strike Price had been or are to be made pursuant to other provisions of this Section 5(j)(i), no further adjustment of the Fixed Strike Price shall be made by reason of such issue or sale.

          (C) Change in Option Price or Rate of Conversion. If there is a change at any time in (i) the purchase price provided for in any Options, (ii) the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, then the Fixed Strike Price in effect at the time of such change shall be readjusted to the Fixed Strike Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that no adjustment shall be made if such adjustment would result in an increase of the Fixed Strike Price then in effect.

          (D) Certain Definitions. For purposes of determining the adjusted Fixed Strike Price under this Section 5(j)(i), the following terms have meanings set forth below:

               (I) "Approved Stock Plan" shall mean any contract, plan or agreement which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director or consultant.

               (II) "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock issued and outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 5(j)(i)(A) and 5(j)(i)(B) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon conversion of the shares of Series G1 Preferred Stock or exercise of the Warrants.

          (E) Effect on Fixed Strike Price of Certain Events. For purposes of determining the adjusted Fixed Strike Price under this Section 5(j)(i), the following shall be applicable:

               (I) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the arithmetic average of the Per Share Market Values of such security for the five (5) consecutive Trading Days immediately preceding the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Holders of a majority of the shares of Series G1 Preferred Stock then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within forty-eight (48) hours of the tenth (10th) day following the Valuation Event by an independent, reputable appraiser selected by the Company. The determination of such appraiser shall be binding upon all parties absent manifest error.

               (II) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for an aggregate consideration of $.01.

               (III) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

               (IV) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (ii) Certain Events. If any event occurs of the type contemplated by the provisions of Section 5(j)(i) (subject to the exceptions stated therein) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holders of the shares of Series G1 Preferred Stock; provided, however, that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 5(j).

     Section 6. Redemptions.

     (a) All outstanding and unconverted shares of Series G1 Preferred Stock on the 3rd anniversary of the Original Issue Date shall be, at the Holders' option, converted pursuant to Section 5(a)(ii) or redeemed by the Company pursuant to this Section 6(a), from funds legally available therefor at a price per share equal to the product of (i) the average Per Share Market Value for the five Trading Days immediately preceding (1) the 3rd anniversary of the Original Issue Date or (2) the date of payment in full by the Company of the redemption price hereunder, whichever is greater, and (ii) the Conversion Ratio calculated on the 3rd anniversary of the Original Issue Date, plus any accrued but unpaid dividends on such shares. Thereafter, all shares of Series G1 Preferred Stock shall cease to be outstanding and shall have the status of authorized but undesignated preferred stock. The entire redemption price shall be paid in cash.

     (b) If any portion of the applicable redemption price under Section 6(a) shall not be paid by the Company within seven (7) calendar days after the date due, interest shall accrue thereon at the rate of 15% per annum until the redemption price plus all such interest is paid in full (which amount shall be paid as liquidated damages and not as a penalty). In addition, if any portion of such redemption price remains unpaid for more than seven (7) calendar days after the date due, the Holder of the Series G1 Preferred Stock subject to such redemption may elect, by written notice to the Company given within 30 days after the date due, to either (i) demand conversion in accordance with the formula and the time frame therefor set forth in Section 5 of all of the shares of Series G1 Preferred Stock for which such redemption price, plus accrued liquidated damages thereof, has not been paid in full (the "Unpaid Redemption Shares"), in which event the Per Share Market Price for such shares shall be the lower of the Per Share Market Price calculated on the date such redemption price was originally due and the Per Share Market Price as of the Holder's written demand for conversion, or (ii) invalidate ab initio such redemption, notwithstanding anything herein contained to the contrary. If the Holder elects option (i) above, the Company shall within five Trading Days of its receipt of such election deliver to the Holder the shares of Common Stock issuable upon conversion of the Unpaid Redemption Shares subject to such Holder conversion demand and otherwise perform its obligations hereunder with respect thereto; or, if the Holder elects option (ii) above, the Company shall promptly, and in any event not later than five Trading Days from receipt of Holder's notice of such election, return to the Holder all of the Unpaid Redemption Shares.

     Section 7. Company's Right to Redeem in Lieu of Conversion. Subject to the terms and conditions of this Section 7 below, at any time after the Issuance Date, and so long as the Company has provided appropriate notice as described below, the Company may elect to redeem shares of Series G1 Preferred Stock submitted for conversion in lieu of converting such shares of Series G1 Preferred Stock, provided that the Conversion Price for such shares of Series G1 Preferred Stock on the Conversion Date is less than the applicable Redemption Trigger Price (appropriately adjusted for any stock split, stock dividend, combination or other similar transaction) (a "Company Redemption in Lieu of Conversion").

     (a) Redemption Price of Company Redemption in Lieu of Conversion. The "Redemption Price of Company Redemption in Lieu of Conversion" shall be an amount per Preferred Share equal to the product of (A) the Conversion Ratio of the shares of Series G1 Preferred Stock on the applicable Conversion Date and
(B) the Per Share Market Value on the Conversion Date.

     (b) Mechanics of Company Redemption in Lieu of Conversion. The Company shall exercise its right to redeem by delivering written notice by facsimile and overnight courier ("Notice of Company Redemption in Lieu of Conversion") to (i) each Holder of the shares of Series G1 Preferred Stock and (ii) the Transfer Agent. Such Notice of Company Redemption in Lieu of Conversion shall indicate
(A) the maximum, if any, aggregate dollar amount of Redemption Price of Company Redemption in Lieu of Conversion which the Company will pay for any Company Redemption in Lieu of Conversion, (B) each Holder's pro rata allocation of such maximum amount, (C) the dollar price which is less than the Fixed Strike Price in effect on the Closing Date (subject to adjustment for any stock split, stock dividend, combination or other similar transaction) which shall constitute the "Redemption Trigger Price" for the Redemption in Lieu of Conversion Period (as defined below) for the applicable month, and (D) confirm the time period during which the Company may effect Company Redemption in Lieu of Conversion, which period ("Redemption in Lieu of Conversion Period") shall begin on and include the first date of the calendar month which is at least five business days after the date of receipt by all the Holders of the Notice of Company Redemption in Lieu of Conversion and shall end on and include the last date of such calendar month. If the Company elects to limit the Redemption Price of Company Redemption in Lieu of Conversion which it will pay out for redemptions of shares of Series G1 Preferred

Stock submitted for redemption during the Redemption in Lieu of Conversion Period, the Company shall allocate for redemption from each Holder of shares of Series G1 Preferred Stock an amount of the Redemption Price of Company Redemption in Lieu of Conversion equal to such Holder's pro rata amount (based on the number of shares of Series G1 Preferred Stock held by such Holder on the date of the Notice of Company Redemption in Lieu of Conversion relative to the total number of shares of Series G1 Preferred Stock outstanding on such date). Notwithstanding anything in this Section 7(b), the Company shall convert shares of Series G1 Preferred Stock pursuant to Section 5 if the Conversion Date for shares of Series G1 Preferred Stock submitted for conversion is (i) before the beginning, or after the termination, of the Redemption in Lieu of Conversion Period, (ii) for a Conversion Price greater than or equal to the Redemption
Trigger Price (appropriately adjusted for stock splits, stock dividends, combinations and other similar transactions) or (iii) are in excess of such Holder's pro rata allocation of the maximum Redemption Price of Company Redemption in Lieu of Conversion indicated in its Notice of Company Redemption in Lieu of Conversion.

     (c) Payment of Redemption Price. The Company shall pay the applicable Redemption Price of Company Redemption in Lieu of Conversion to the Holder of the shares of Series G1 Preferred Stock being redeemed in cash within three
Trading Days after the Conversion Date. If the Company shall fail to pay the applicable Redemption Price of Company Redemption in Lieu of Conversion to such Holder within three Trading Days after the Conversion Date, in addition to any remedy such Holder of shares of Series G1 Preferred Stock may have under this Certificate of Designations and the Purchase Agreement, such unpaid amount shall bear interest at the rate of 1.5% per month until paid in full. Until the Company pays such unpaid applicable Redemption Price of Company Redemption in Lieu of Conversion in full to each Holder, each Holder of shares of Series G1 Preferred Stock submitted for redemption pursuant to this Section 7(c) and for which the applicable Redemption Price of Company Redemption in Lieu of Conversion has not been paid, shall have the option, in lieu of redemption, (A) to require the Company to promptly return to such Holder all of the shares of Series G1 Preferred Stock that were submitted for redemption by such Holder under this Section 7(c) and for which the applicable Redemption Price of Company Redemption in Lieu of Conversion has not been paid or (B) to convert those shares of Series G1 Preferred Stock for which the applicable Redemption Price of the Company Redemption in Lieu of Conversion has not been paid at a Conversion Price equal to the lesser of (I) the Conversion Price applicable to such conversion on the Conversion Date and (II) the Conversion Price which would have been in effect on the 4th Trading Day after the Conversion Date, by sending written notice thereof to the Company via facsimile (the "Void Company Redemption Notice"). Upon the Company's receipt of such Void Company Redemption Notice(s) requesting the return of the shares of Series G1 Preferred Stock and prior to payment of the full applicable redemption price to each Holder, (i) the Company's Redemption in Lieu of Conversion shall be null and void with respect to those shares of Series G1 Preferred Stock submitted for redemption and for which the applicable redemption price has not been paid, (ii) the Company shall immediately return any shares of Series G1 Preferred Stock submitted to the Company by each Holder for redemption under this Section 7(c) and for which the applicable Redemption Price of Company Redemption in Lieu of Conversion has not been paid and (iii) the Fixed Strike Price of such returned shares of Series G1 Preferred Stock shall be adjusted to the lesser of (I) the Conversion Price applicable to such conversion on the date on which such shares of Series G1 Preferred Stock were originally presented for conversion and (II) the Conversion Price which would have been in effect on the 4th Trading Day after the Conversion Date. If the Company fails to timely effect a Company Redemption in Lieu of Conversion in accordance with this Section 7(c), the Company shall not be allowed to submit another Notice of Company Redemption in Lieu of Conversion without (i) the prior written consent of Holders of at least two-thirds (2/3) of the shares of Series G1 Preferred Stock then outstanding or (ii) evidence reasonably satisfactory to Holders of at least two-thirds (2/3) of the shares of Series G1 Preferred Stock then outstanding that the Company has immediately available funds for the redemption procedure.

     Section 8. Definitions. For the purposes hereof, the following terms shall have the following meanings:

     "Change of Control Transaction" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Section 13(d)(3) of the Exchange Act), other than WGI, LLC or any of its Affiliates, of in excess of 50% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof, or their duly elected successors who are directors immediately prior to such transaction, in one or a series of related transactions, (iii) the merger of the Company with or into another entity, unless following such transaction, the Holders of the Company's securities continue to hold at least 50% of such securities following such transaction, (iv) consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions, or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i),
(ii), (iii) or (iv).

     "Closing Date" means the date of the closing of the purchase and sale of the Series G1 Preferred Stock.

     "Closing Price" means the average of the Per Share Market Value of the Common Stock for 10 Trading Days ending on the Series G1 Closing Date, provided, however, that such average shall be calculated using only the eight (8) Trading Days which do not include the single highest and single lowest Per Share Market Value during such 10 Trading Day period.

     "Commission" means the United States Securities and Exchange Commission, or any successor to such agency.

     "Common Stock" means the Company's common stock, $.01 par value per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

     "Conversion Ratio" means, at any time, a fraction, of which the numerator is the sum of (a) Stated Value, plus (b) accrued but unpaid dividends (including any accrued but unpaid interest thereon), but only to the extent not paid in shares of Common Stock in accordance with the terms hereof, and of which the denominator is the Conversion Price at such time.

     "Junior Securities" means the Common Stock and all other equity securities of the Company which are junior in rights and liquidation preference to the Series G1 Preferred Stock.

     "Look-Back Period" means, for any Conversion Date, the forty-four (44) Trading Days immediately preceding such Conversion Date. For each day after the 90th day from the Filing Date that the registration statement required pursuant to the Registration Rights Agreement is not effective, a day will be added to the Look-Back Period.

     "NYSE" means The New York Stock Exchange.

     "Original Issue Date" shall mean the date of the first issuance of any shares of the Series G1 Preferred Stock regardless of the number of transfers of any particular shares of Series G1 Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series G1 Preferred Stock.

     "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on the NYSE or other registered national stock exchange on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the NYSE or any registered national stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the NYSE or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holders of a majority in interest of the shares of the Series G1 Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

     "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

     "Purchase Agreement" means the Convertible Series G1 Preferred Stock Purchase Agreement, dated as of the Original Issue Date, among the Company and the original Holders of the Series G1 Preferred Stock.

     "Redemption Price Per Share" means, with respect to each share of the Series G1 Preferred Stock, the greater of (A)(i) the average Per Share Market Value of such shares for the five (5) Trading Days immediately preceding the Conversion Date multiplied by (ii) the number of shares equal to the Conversion Ratio on the Conversion Date, and (B)(1) the Stated Value of such shares, plus any accrued but unpaid dividends on such shares, multiplied by (2) 120%.

     "Shareholder Approval" means the approval by a majority of the total votes cast on the proposal, in person or by proxy, at a meeting of the shareholders of the Company held in accordance with the Company's Restated Articles of Incorporation and by-laws, of the issuance by the Company of shares of Common Stock exceeding the Issuable Maximum as a consequence of the conversion of Series G1 Preferred Stock into Common Stock at a price less than the greater of the book or market value on the Original Issue Date as and to the extent required pursuant to the Rules of the NYSE (or any successor or replacement provision thereof).

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Original Issue Date, by and among the Company and the original Holders.

     "Short Day" means any Trading Day on which a Holder shall have consummated a short sale or short sales of the Common Stock in an amount equal to at least 5% of the aggregate pro rata amount of the Series G1 Purchase Price and Series G2 Purchase Price (as such terms are defined in the Purchase Agreement) paid by such Holder.

     "Trading Day" means (a) a day on which the Common Stock is traded on the NYSE or other registered national stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not listed on the NYSE or any registered national stock exchange, a day or which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and
(c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

     "Underlying Shares" means the number of shares of Common Stock into which the Shares are convertible and the shares or Common Stock issuable upon payment of dividends thereon, in accordance with the terms hereof and the Purchase Agreement.

     "Underlying Shares Registration Statement" means the registration statement, to be filed by the Company with the Commission under the Securities Act of 1933, as amended, in accordance with the terms of the Purchase Agreement, for resale of the Underlying Shares by the Holders.

     Section 9. Notices. Except as otherwise provided in the event of conversion of shares of Series G1 Preferred Stock, all notices or other communications required hereunder shall be in writing and shall be sent either (a) by courier, or (b) by telecopy as well as by registered or certified mail, and shall be regarded as properly given in the case of a courier upon actual delivery to the proper place of address; in the case of telecopy, on the day received, if received by 7:00 p.m. EST, if properly addressed and sent without transmission error to the correct number (provided that confirmation of such transmission has been mechanically or electronically generated and is retained in sender's files); in the case of a letter for which a telecopy could not be successfully transmitted or receipt of which could not be confirmed as herein provided, three days after the registered or certified mailing date if the letter is properly addressed and postage prepaid; and shall be regarded as properly addressed if sent to the parties or their representatives at the addresses given below:

          To the Company:           Signal Apparel Company, Inc.
                                    200A Manufacturers Road
                                    Chattanooga, Tennessee  37405
                                    Attn:  President & General Counsel
                                    Phone:  (423) 752-2032
                                    Fax:  (423) 752-2040

          with copies to:           Witt, Gaither & Whitaker, P.C.
                                    1100 SunTrust Bank Building
                                    736 Market Street
                                    Chattanooga, Tennessee  37402
                                    Attn:  Steven R. Barrett
                                    Phone:  (423) 265-8881
                                    Fax:  (423) 266-4138

          To the Holders:           Brown Simpson Strategic Growth Fund, Ltd.
                                    152 West 57th Street, 40th Floor
                                    New York, New York 10019
                                    Attn: Paul Gustus
                                    Phone:  (212) 247-8200
                                    Fax: (212) 247-1329

                                    Brown Simpson Strategic Growth Fund, L.P.
                                    152 West 57th Street, 40th Floor
                                    New York, New York 10019
                                    Attn: Paul Gustus
                                    Phone:  (212) 247-8200
                                    Fax: (212) 247-1329
          with copies to:           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                    1700 Pacific Avenue, Suite 4100
                                    Dallas, Texas  75201
                                    Attn:  Diane B. Muse
                                    Phone: (214) 969-4694
                                    Fax:  (214) 969-4343

          To the Holders:           Heracles Fund Ltd.
                                    c/o Promethean Investment Group
                                    40 W. 57th Street, Suite 1520
                                    New York, NY  10019
                                    Attn:  Jamie O'Brien
                                    Phone: (212) 698-0588
                                    Fax: (212) 698-0505

                                    Themis Partners, L.P.
                                    c/o Promethean Investment Group
                                    40 W. 57th Street, Suite 1520
                                    New York, NY  10019
                                    Attn:  Jamie O'Brien
                                    Phone: (212) 698-0588
                                    Fax: (212) 698-0505

          with copies to:           Katten Muchin & Zavis
                                    525 West Monroe Street - Suite 1600
                                    Chicago, Illinois  60661-3693
                                    Attn: Robert Brantman
                                    Phone: (312) 902-5289
                                    Fax: (312) 902-1061

or such other address as any of the above may have furnished to the other parties in writing by registered mail, return receipt requested.

     Section 10. Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any stock certificates representing Series G1 Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of such Series G1 Stock certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tendor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the Holder contemporaneously requests the Company to convert such Series G1 Preferred Stock into Common Stock.

     Section  11.  Remedies  Characterized.   Other  Obligations,  Breaches  and
Injunctive  Relief.  The remedies  provided in this

Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. The Company covenants to each Holder of Series G1 Preferred Stock that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of the Series G1 Preferred Stock and that, in the event of any breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holders of the Series G1 Preferred Stock shall be entitled, in addition to all other available remedies, to an injection restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

     Section 12. Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein. This Certificate of Designation shall be deemed to be jointly drafted by the Company and all Purchasers (as defined in this Purchase Agreement) and shall not be construed against any person as the drafter hereof.

     Section 13. Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder of Series G1 Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

                                    EXHIBIT A

                              NOTICE OF CONVERSION
                            AT THE ELECTION OF HOLDER

(To be Executed by the Registered Holder in order to Convert shares of Series G1 Preferred Stock)

         The undersigned hereby elects to convert the number of shares of Series G1 Convertible Preferred Stock indicated below, into shares of common stock, par value $.01 per share (the "Common Stock"), of Signal Apparel Company, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:
                               Date to Effect Conversion


                               --------------------------------------------
                               Number of shares of Series G1
                               Preferred Stock to be Converted


                               --------------------------------------------
                               Number of shares of Common Stock to be Issued


                               --------------------------------------------
                               Applicable Conversion Price


                               --------------------------------------------
                               Signature


                               --------------------------------------------
                               Name


                               --------------------------------------------
                               Address

                                     ANNEX 8


             VOTING POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE,
              PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, AND QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF,

                                     OF THE

                            SERIES H PREFERRED STOCK

                                       OF

                          SIGNAL APPAREL COMPANY, INC.

                        --------------------------------

                                    SECTION 1

                              DESIGNATION AND RANK

     1.1. Designation. The number of authorized shares constituting the "Series H Preferred Stock" (hereinafter called the "Series H Preferred") of Signal Apparel Company, Inc. (the "Corporation") is one thousand (1,000). Shares of the Series H Preferred shall be issued at a stated value of $100,000.00 per share (the "Stated Value"). The number of authorized shares of the Series H Preferred may be increased by the affirmative vote of 75% of the Board of Directors.

     1.2. Rank. With respect to the payment of dividends and other distributions with respect to the capital stock of the Corporation, including the distribution of the assets of the Corporation upon liquidation, the Series H Preferred shall be subordinate to the Corporation's Series G1 Preferred Stock and Series G2 Preferred Stock, shall be equal to the Corporation's Series A Preferred Stock and Series F Preferred Stock, and shall be senior to the Corporation's Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock, and shall be senior to all series and classes of the common stock of the Corporation.

                                    SECTION 2

                                 DIVIDEND RIGHTS

     2.1. Dividend Rate. From the date of issuance dividends shall accrue on each share of the Series H Preferred at an annual rate equal to nine percent (9%) per annum multiplied by the Stated Value, or $9,000.00 per share per year for each full year. The annual rate at which such dividends shall accrue is hereinafter referred to as the "Dividend Rate."

     2.2. Accrual and Payment. Dividends on each share of the Series H Preferred shall be payable in cash. Dividends on each share of the Series H Preferred shall accrue from the date of original issuance of such share, whether or not declared by the Board of Directors or a committee thereof, and except as otherwise provided herein, dividends on the Series H Preferred shall be payable, when and as declared by the Board of Directors or a committee thereof, annually on December 31 (or, if such day is not a Business Day, as defined hereafter, on the next Business Day thereafter) of each year, (each such date being hereinafter referred to as a "Dividend Payment Date"), to holders of record as they appear on the books of the Corporation on such record date, not exceeding 60 days preceding the relevant Dividend Payment Date, as may be determined by the Board of Directors or a committee thereof in advance of the payment of the particular dividend. Dividends shall be paid at a rate of $9,000.00 per share for each full calendar year on each Dividend Payment Date with respect to the yearly period ending on such Dividend Payment Date. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 60 days preceding the payment date thereof, as may be fixed by the Board of Directors or a committee thereof. Dividends payable on the Series H Preferred for any period less than a full yearly period shall be computed at the Dividend Rate per annum based on a 360-day year of twelve 30-day months. "Business Day" shall mean any day excluding Saturday, Sunday and any day that shall be, in the State of New York, a legal holiday or a day on which banking institutions are authorized by law to close. If any cumulative dividends in respect of the Series H Preferred are not paid in full, the owners of all series of the Series H Preferred shall participate ratably in any payment of accumulated dividends.

     2.3. Dividends or Distributions to Junior Stock. So long as any shares of the Series H Preferred are outstanding, no dividend or distribution shall be declared or paid or set aside for payment on the Common Stock or on any other capital stock of the Corporation ranking junior to the Series H Preferred as to dividends, nor shall the Common Stock or any other stock of the Corporation ranking junior to the Series H Preferred be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for shares of the Common Stock or other stock of the Corporation ranking junior to the Series H Preferred as to dividends) unless, in each case, full cumulative dividends on all outstanding shares of the Series H Preferred shall have been declared and paid through and including the most recent Dividend Payment Date.


                                    SECTION 3

                               LIQUIDATION RIGHTS

     3.1. Preferences of the Series H Preferred on Winding-up of the Corporation. In the event of any voluntary or involuntary liquidation, dissolution, winding-up of affairs of the Corporation or other similar event, before any distribution is made upon any class of stock of the Corporation ranking junior to the Series H Preferred, the holders of shares of the Series H Preferred shall be entitled to be paid, out of the assets of the Corporation available for distribution to its shareholders, an amount per share equal to the Stated Value, plus all accrued and unpaid dividends (the Stated Value plus such accrued and unpaid dividends constituting the "Liquidation Value"), whether or not such accrued and unpaid dividends have been declared by the Board of Directors of the Corporation. Neither the consolidation nor merger of the Corporation with or into any other corporation or corporations, nor the sale or lease of all or substantially all of the assets of the Corporation, shall itself be deemed to be a liquidation, dissolution or winding-up of affairs of the Corporation within the meaning of any of the provisions of this Section 3.

     3.2. Pro Rata Distribution. If, upon distribution of the Corporation's assets in liquidation, dissolution, winding-up of affairs or other similar event, the net assets of the Corporation to be distributed among the holders of shares of the Series H Preferred and any other class or series of stock of the Corporation ranking on a parity with the Series H Preferred as to distributions upon liquidation are insufficient to permit payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after all required distributions have been made to holders of any other class or series of stock of the Corporation ranking senior to the Series H Preferred shall be distributed among the holders of shares of the Series H Preferred and any other class or series of stock ranking on a parity with the Series H Preferred ratably, in proportion to the full amounts to which they would otherwise be respectively entitled, and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Board of Directors), or both, at the election of the Board of Directors.

     3.3. Priority. All of the preferential amounts to be paid to the holders of the Series H Preferred and the holders of any other class or series of stock of the Corporation ranking on a parity with the Series H Preferred as to distributions upon liquidation shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the Common Stock of the Corporation and any other class or series of stock of the Corporation that is junior to the Series H Preferred as to distributions upon liquidation.


                                    SECTION 4

                          VOTING AND PREEMPTIVE RIGHTS

     4.1. General. The holders of shares of the Series H Preferred shall have only such voting rights as are expressly set forth herein or otherwise provided by law. Shares of the Series H Preferred shall not give their holders any preemptive rights to acquire any other securities issued by the Corporation at any time in the future.

     4.2. Consent for Certain Actions. So long as any of the shares of the Series H Preferred are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Restated Articles of Incorporation, and in addition to any other vote required by law, without the prior consent of the holders of two-thirds (2/3) of the outstanding shares of the Series H Preferred, given in person or by proxy, either in writing or at a special meeting called for that purpose, neither the Corporation nor any of the Corporation's direct or indirect subsidiaries shall take any of the following actions:

          (a) the amendment or repeal of any provision of, or the addition of any provision to, the Restated Articles of Incorporation or By-Laws of the Corporation if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series H Preferred;

          (b) the reclassification of any common stock into shares having any preference or priority as to dividends or the distribution of assets upon liquidation superior to or on a parity with any such preference or priority of the Series H Preferred;

          (c) the application of any of its assets (in excess of one percent (1%) of its net worth on an annual basis) to the redemption, retirement, purchase or other acquisition directly or indirectly, through subsidiaries or otherwise, of any shares of Common Stock, except for purchase of the Common Stock on the open market or purchases from employees of the Corporation upon termination of employment or pursuant to any rights of first refusal held by the Corporation; or

          (d) the creation, authorization or issuance, directly or indirectly, of any equity security having any preference or priority as to dividends or the distribution of assets upon liquidation superior to or on parity with any such preference or priority of the Series H Preferred, other than the issuance of shares of the Corporation's Series A Preferred Stock, Series G1 Preferred Stock, or Series G2 Preferred Stock.

The holders of the Series H Preferred shall be entitled to notice of any meeting of the stockholders of the Corporation.


                                    SECTION 5

                                   CONVERSION

     5.1 Shares of the Series H Preferred Stock shall not be convertible by their terms, at the option of either the Corporation or the holders thereof, into shares of the Common Stock or into any other security of the Corporation.